Exhibit 10.1
PURCHASE AND CONTRIBUTION AGREEMENT
AND JOINT ESCROW INSTRUCTIONS
5 TORREY HILLS VENTURE, LLC,
a California Limited Liability Company
“SELLER”
AND
SHIDLER WEST INVESTMENT PARTNERS, LP
a California Limited Partnership
“BUYER”
FEBRUARY 27, 2008
Torrey Hills Corporate Center

EXHIBITS

Exhibit “A”	Legal Description of Land
Exhibit “B”	Seller’s Deed
Exhibit “C”	Bill of Sale
Exhibit “D”	Certificate of Non-Foreign Status
Exhibit “E”	Assignment and Assumption of Leases and Security Deposits
Exhibit “F”	Assignment of Permits, Entitlements and Intangible Property
Exhibit “G”	General Provisions of Escrow
Exhibit “H”	Form of Tenant Estoppel Certificate
Exhibit “I”	Form of Landlord Estoppel Certificate
Exhibit “J”	SEC Requirements
Exhibit “K”	Audit Letter
Exhibit “L”	POP LP Agreement
Exhibit “M”	Partner Rights Agreement
Exhibit “N”	Master Registration Rights Agreement
Exhibit “O”	Subscription Materials

SCHEDULES

1.0	List of Seller’s Deliveries
2.0	Leasing Criteria
9.8	Leases

PURCHASE AND CONTRIBUTION AGREEMENT
AND JOINT ESCROW INSTRUCTIONS

TO:	Stewart Title Guaranty (“Escrow Holder”)
c/o Stewart National Title Services Underwriter
1980 Post Oak Blvd., 6th Floor
Houston, Texas 77056
Attn: Louis Canaras
(713) 625-8152
FAX: (713) 552-1703
E-mail: lcanaras@stewart.com
     THIS PURCHASE AND CONTRIBUTION AGREEMENT AND JOINT ESCROW INSTRUCTIONS (“Agreement”) is made and entered into and effective as of the 27th day of February, 2008 (“Effective Date”), by and between 5 TORREY HILLS VENTURE, LLC, a California limited liability company (the “Seller”), and SHIDLER WEST INVESTMENT PARTNERS, LP, a California limited partnership (the “Buyer”), each of whom shall sometimes separately be referred to herein as a “Party” and both of whom shall sometimes be collectively referred to herein as the “Parties,” and constitutes: (a) a binding purchase and contribution agreement between Seller and Buyer; and (b) joint escrow instructions to Escrow Holder whose consent appears at the end of this Agreement.
     FOR GOOD AND VALUABLE CONSIDERATION RECEIVED, the Parties mutually agree as follows:
ARTICLE 1
CERTAIN DEFINITIONS
     In addition to those terms defined elsewhere in this Agreement, the following terms have the meanings set forth below:
     “Accredited Investor” shall have the meaning given to such term in Section 8.1(o) hereof.
     “Affiliate” shall mean, with respect to any particular Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. For this purpose, the term “control” shall be deemed satisfied to the extent that there exists direct or indirect ownership representing a minimum ten percent (10%) ownership interest.
     “Agreement” shall mean this Purchase and Contribution Agreement and Joint Escrow Instructions dated as of the 27th day of February, 2008, by and between Seller and Buyer, together with all Exhibits and Schedules attached hereto.
     “ALTA” shall mean American Land Title Association.

     “ALTA Extended Coverage Policy” shall have the meaning given such term in Section 8.1(c) hereof.
     “Asserted Liability” shall have the meaning given to such term in Section 14.2(a) hereof.
     “Assignment and Assumption of Leases and Security Deposits” shall mean the Assignment and Assumption of Leases and Security Deposits, in the form of Exhibit “E,” attached hereto and incorporated herein by reference.
     “Assignment of Development Rights” means an Assignment of Development Rights, in form and substance reasonably acceptable to Buyer, assigning all of Seller’s rights pursuant to the Development Agreement to Buyer.
     “Assignment of Permits, Entitlements and Intangible Property” shall mean the Assignment of Permits, Entitlements and Intangible Property, in the form of Exhibit “F,” attached and incorporated herein by reference.
     “Audit Letter” shall mean the Audit Letter, in the form of Exhibit “K,” attached hereto and incorporated herein by reference.
     “AZL” shall have the meaning given to such term in Section 5.2(a) hereof.
     “Bill of Sale” shall mean the Bill of Sale, in the form of Exhibit “C,” attached hereto and incorporated herein by reference.
     “Board” means the Board of Directors of POP Trust.
     “Books and Records” shall have the meaning given to such term in Section 2.1(f) hereof.
     “Building” shall mean that certain building located at 11250 El Camino Real consisting of approximately twenty four thousand sixty-six (24,066) net rentable square feet, together with all related facilities and improvements, located on the Land.
     “Business Day” shall mean a Calendar Day, other than a Saturday, Sunday or a day observed as a legal holiday by the United States federal government or the state of California.
     “Buyer” shall mean Shidler West Investment Partners, LP, a California limited partnership, its successors and assigns.
     “Buyer’s Election Not to Terminate” shall have the meaning given to such term in Section 4.3 hereof.
     “Buyer’s Election to Terminate” shall have the meaning given to such term in Section 4.2 hereof.
     “Buyer’s Exchange” shall have the meaning given to such term in Section 15.14 hereof.
     “Calendar Day” shall mean any day of the week including a Business Day.

     “Cash” shall mean legal tender of the United States of America represented by either: (a) currency; (b) a cashier’s or certified check or checks currently dated, payable to Escrow Holder or order, and honored upon presentation for payment; or (c) funds wire transferred or otherwise deposited into Escrow Holder’s account at Escrow Holder’s direction.
     “Cash Purchase Price” shall have the meaning given to such term in Section 2.3 hereof.
     “Certificate of Non-Foreign Status” shall mean that certain Certificate of Non-Foreign Status, in the form of Exhibit “D,” attached hereto and incorporated herein by reference.
     “City Manager” shall have the meaning given to such term in the Development Agreement.
     “Claims Notice” shall have the meaning given to such term in Section 14.2(a) hereof.
     “Closing” shall have the meaning given to such term in Section 8.4 hereof.
     “Closing Date” shall mean the Scheduled Closing Date or the Extended Closing Date, as applicable.
     “Closing Deposit” shall have the meaning given to such term in Section 2.3(c) hereof.
     “Code” shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent federal revenues laws.
     “Common Units” shall have the meaning given to such term in the POP LP Agreement.
     “Condemnation Proceeding” shall have the meaning given to such term in Section 8.3(a) hereof.
     “Contracts” shall mean all written or oral: (a) insurance, management, leasing, security, janitorial, cleaning, pest control, waste disposal, landscaping, advertising, service, maintenance, operating, repair, collective bargaining, employment, employee benefit, severance, franchise, licensing, supply, purchase, consulting, professional service, advertising, promotion, public relations and other contracts and commitments in any way relating to the Property or any part thereof, together with all supplements, amendments and modifications thereto; and (b) equipment leases and all rights and options of Seller thereunder, together with all supplements, amendments and modifications thereto. The term “Contracts” shall specifically exclude the Leases.
     “Cure Deadline” shall mean 5:00 p.m. PST on the date that is two (2) Business Days prior to the Scheduled Closing Date.
     “Cure Notice” shall have the meaning given to such term in Section 4.1(c) hereof.
     “Delinquent Revenues” shall have the meaning given to such term in Section 11.2(a)(i) hereof.

     “Deposit” shall mean the Initial Deposit and the Second Deposit, as applicable.
     “Development Agreement” means that certain Development Agreement between the City of San Diego and American Newland Associates, Harry G. Cooper, Sorrento Valley East, Ltd., Sammie Properties, Douglas Allred Company, Andrew W. McReynolds, Christa McReynolds, Albert P. Graff and Marion R. Graff, recorded August 3, 1989 in the Official Records of San Diego County Recorder’s Office, State of California as Instrument No. 89-413732.
     “Disapproved Title Exceptions” shall have the meaning given to such term in Section 4.1(c) hereof.
     “Disapproved Title Exceptions Notice” shall have the meaning given to such term in Section 4.1(c) hereof.
     “Effective Date” shall have the meaning given such term in the preamble of this agreement.
     “Environmental Laws” shall mean all present and future federal, state or local laws, ordinances, codes, statutes, regulations, administrative rules, policies and orders, and other authorities, which relate to the environment and/or which classify, regulate, impose liability, obligations, restrictions on ownership, occupancy, transferability or use of the Real Property, and/or list or define hazardous substances, materials, wastes, contaminants, pollutants and/or the Hazardous Materials including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq., as now or hereafter amended (“CERCLA”), the Resources Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as now or hereafter amended (“RCRA”), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., as now or hereafter amended, the Clean Water Act, 33 U.S.C. Section 1251, et seq., as now or hereafter amended, the Clear Air Act, 42 U.S.C. Section 7901, et seq., as now or hereafter amended, the Toxic Substance Control Act, 15 U.S.C. Sections 2601 through 2629, as now or hereafter amended, the Public Health Service Act, 42 U.S.C. Sections 300f through 300j, as now or hereafter amended, the Safe Drinking Water Act, 42 U.S.C. Sections 300f through 300j, as now or hereafter amended, the Occupational Safety and Health Act, 29 U.S.C. Section 651, et seq., as now or hereafter amended, the Oil Pollution Act, 33 U.S.C. Section 2701, et seq., as now or hereafter amended, the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section 11001, et seq., as now or hereafter amended, the National Environmental Policy Act, 42 U.S.C. Section 4321, et seq., as now or hereafter amended, the Federal Insecticide, Fungicide and Rodenticide Act, 15 U.S.C. Section 136, et seq., as now or hereafter amended, the Medical Waste Tracking Act, 42 U.S.C. Section 6992, as now or hereafter amended, the Atomic Energy Act of 1985, 42 U.S.C. Section 3011, et seq., as now or hereafter amended, and any similar federal, state or local laws and ordinances and the regulations now or hereafter adopted, published and/or promulgated pursuant thereto and other state and federal laws relating to industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, disposal or transportation of any Hazardous Materials.
     “Escrow” shall have the meaning given to such term in Article 3 hereof.

     “Escrow Holder” shall have the meaning given to such term in the preamble of this Agreement.
     “Estoppel Certificate” shall mean any Tenant Estoppel Certificate or Landlord Estoppel Certificate.
     “Estoppel Cure Notice” shall have the meaning given to such term in Section 5.1(g)(i) hereof.
     “Estoppel Delivery Deadline” shall mean fifteen (15) Business Days prior to the Scheduled Closing Date.
     “Estoppel Objection Matter” shall have the meaning given to such term in Section 5.1(g)(i) hereof.
     “Estoppel Objection Notice” shall have the meaning given to such term in Section 5.1(g)(i) hereof.
     “Extended Closing Date” shall mean the date that is ten (10) Business Days following the Scheduled Closing Date.
     “General Provisions” shall have the meaning given to such term in Article 3 hereof.
     “Hazardous Materials” shall mean all hazardous wastes, toxic substances, pollutants, contaminants, radioactive materials, flammable explosives, other such materials, including, without limitation, substances defined as “hazardous substances,” “hazardous wastes,” “hazardous materials,” “toxic substances,” “toxic pollutants,” “petroleum substances,” or “infectious waste” in any applicable laws or regulations including, without limitation, the Environmental Laws, and any material present on the Real Property that has been shown to have significant adverse effects on human health including, without limitation, radon, pesticides, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum products (including any products or by-products therefrom), lead-based paints and any material containing or constituting any of the foregoing, and any such other substances, materials and wastes which are or become regulated by reason of actual or threatened risk of toxicity causing injury or illness, under any Environmental Laws or other applicable federal, state or local law, statute, ordinance or regulation, or which are classified as hazardous or toxic under current or future federal, state or local laws or regulations.
     “Improvements” shall mean all buildings, structures, fixtures, trade fixtures, systems, facilities, machinery, equipment and conduits that provide fire protection, security, heat, exhaust, ventilation, air conditioning, electrical power, light, plumbing, refrigeration, gas, sewer and water thereto (including all replacements or additions thereto) and other improvements now or hereafter located on the Land, including, but not limited to the Building, together with all water control systems, utility lines and related fixtures and improvements, drainage facilities, landscaping improvements, fencing, roadways and walkways, and all privileges, rights, easements, hereditaments and appurtenances thereto belonging.
     “Indemnitees” shall have the meaning given to such term in Section 14.1 hereof.

     “Initial Deposit” shall have the meaning given to such term in Section 2.3(a) hereof.
     “Intangible Property” shall have the meaning given to such term in Section 2.1(c) hereof.
     “Investigation Period” shall have the meaning given to such term in Section 4.1 hereof.
     “Land” shall mean that certain parcel of real property located in the City of San Diego, County of San Diego, State of California, the legal description of which is set forth on Exhibit “A,” attached hereto and incorporated herein by reference.
     “Landlord Estoppel Certificate” shall have the meaning given to such term in Section 5.1(g) hereof.
     “Leases” shall have the meaning given to such term in Section 2.1(d) hereof.
     “Leasing Commissions” shall mean any and all commissions, finder’s fees or similar payments in connection with any Lease, including any options to extend, expand or renew.
     “Lender” shall mean Merrill Lynch Credit Corporation, a Delaware corporation, its successors and assigns.
     “Lender’s Consent” shall have the meaning given to such term in Section 2.4 hereof.
     “Loan” shall mean that certain loan evidenced by the Promissory Note, which loan is secured by, among other things, that certain Deed of Trust, Security Agreement and Fixture Filing, dated August 12, 1999, executed Seller in favor of Lender, and recorded in the Official Records of San Diego County, California as Instrument No. 1999-0559183.
     “Loan Balance Credit” shall mean the outstanding balance of principal owing under the Loan as of the Proration Date.
     “Loan Defeasance” shall have the meaning given to such term in Section 2.4 hereof.
     “Loan Defeasance Costs” shall mean all costs, fees and expenses incurred in connection with the Loan Defeasance and securing Lender’s Consent including, without limitation, all amounts payable to the Lender in accordance with the applicable loan documents, together with lender’s legal and accounting fees, costs and expenses, Buyer’s legal and accounting fees, costs and expenses and all other third party costs, fees and expenses incurred in connection with the Loan Defeasance and securing Lender’s Consent.
     “Losses” shall have the meaning given to such term in Section 14.1 hereof.
     “Management Agreement” shall mean that certain agreement, dated April 30, 2002, by and between Buie Torrey Hills LLC and Property Manager.
     “Master Registration Rights Agreement” means the Master Registration Rights Agreement, substantially in the form of Exhibit “N,” attached hereto and incorporated herein by reference.

     “Material Loss” shall mean any damage, loss or destruction to any portion of the Real Property, the amount of which is equal to or greater than Fifty Thousand Dollars ($50,000.00) (measured by the cost of repair or replacement).
     “Minimum Tenant Square Footage Requirement” shall mean those Tenants that have entered into Leases covering not less than eighty percent (80%) of the net rentable square footage in the Building, provided, however, that such Tenants shall include all Tenants that have entered into Leases covering more than three thousand (3,000) net rentable square feet in the Building.
     “Monetary Obligations” shall mean any and all liens, liabilities and encumbrances placed, or caused to be placed, of record against the Real Property evidencing a monetary obligation which can be removed by the payment of money, including, without limitation, delinquent real property taxes and assessments, deeds of trust, mortgages, mechanic’s liens, attachment liens, execution liens, tax liens and judgment liens. Notwithstanding the foregoing, the term “Monetary Obligations” shall not include and shall specifically exclude the liens, liabilities and encumbrances relating to the Permitted Title Exceptions and any matters caused by any act or omission of Buyer, or its agents or representatives.
     “Net Purchase Price” shall mean the amount determined by subtracting the Loan Balance Credit from the Purchase Price. The Net Purchase Price shall be calculated as of the Proration Date.
     “New Lease” shall have the meaning given to such term in Section 5.1(c) hereof.
     “New Title Exceptions” shall have the meaning given to such term in Section 4.1(d) hereof.
     “New Title Exceptions Approval Notice” shall have the meaning given to such term in Section 4.1(d) hereof.
     “Non-Material Loss” shall mean damage, loss or destruction to any portion of the Real Property, the amount of which is less than Fifty Thousand Dollars ($50,000.00) (measured by the cost of repair or replacement).
     “Notice” shall have the meaning given to such term in Section 15.2 hereof.
     “Notice of Loss” shall have the meaning given to such term in Section 14.2(d) hereof.
     “OFAC” shall have the meaning given to such term in Section 9.18 hereof.
     “Operating Expenses” shall have the meaning given to such term in Section 11.2(a)(ii) hereof.
     “Partner Rights Agreement” means the Partner Rights Agreement, substantially in the form of Exhibit “M,” attached hereto and incorporated herein by reference.

     “Party” or “Parties” shall have the meaning given to such terms in the Preamble of this Agreement.
     “Permits and Entitlements” shall have the meaning given to such term in Section 2.1(e) hereof.
     “Permitted Title Exceptions” shall have the meaning given to such term in Section 4.1(c) hereof.
     “Person” shall mean any individual, corporation, partnership, limited liability company or other entity.
     “Personal Property” shall have the meaning given to such term in Section 2.1(b) hereof.
     “Phase I” shall have the meaning given to such term in Section 4.1(e) hereof.
     “PH Contributed Beneficial Interest” shall have the meaning given to such term in Section 2.6(a) hereof.
     “PH Purchased Beneficial Interest” shall have the meaning given to such term in Section 2.6(b) hereof.
     “POP LP” shall have the meaning given to such term in Section 5.2(a) hereof. .
     “POP LP Agreement” means the limited partnership agreement of Pacific Office Properties, LP, a Delaware limited partnership, substantially in the form of Exhibit “L,” attached and incorporated herein by reference.
     “POP LP Subscription Package” shall mean the POP LP Agreement, the Partner Rights Agreement, the Master Registration Rights Agreement, the Subscription Materials and all other documents, agreements and instruments required to be executed and delivered by prospective limited partners of POP LP.
     “POP Trust” shall have the meaning given to such term in Section 5.2(a) hereof.
     “POP LP Units” shall have the meaning given to such term in Section 2.5 hereof.
     “POP LP Units Consideration” shall have the meaning given to such term in Section 2.5 hereof.
     “Pre-Closing Property Expense Reconciliation” shall have the meaning given to such term in Section 11.2(b)(i) hereof.
     “Preliminary Title Report” shall have the meaning given to such term in Section 4.1(b)(i) hereof.
     “Promissory Note” shall mean that certain Promissory Note, dated August 12, 1999, executed by Seller in favor of Lender, in the original principal amount of Three Million Five Hundred Twenty-Five Thousand Dollars ($3,525,000.00).

     “Property” shall have the meaning given to such term in Section 2.1 hereof.
     “Property Expense Reconciliation” shall have the meaning given to such term in Section 11.2(b)(ii) hereof.
     “Property Expense Reimbursement Shortfall” shall have the meaning given to such term in Section 11.2(b)(iii) hereof.
     “Property Expense Reimbursement Surplus” shall have the meaning given to such term in Section 11.2(b)(iii) hereof.
     “Property Expenses” shall have the meaning given to such term in Section 11.2(b) hereof.
     “Property Manager” means Meissner Jacquet Investment Management Services.
     “Proposed New Lease” shall have the meaning given to such term in Section 5.1(c) hereof.
     “Proration Date” shall have the meaning given to such term in Section 11.2(a) hereof.
     “PST” shall mean Pacific Standard Time (or Pacific Daylight Savings Time, whichever shall be in effect on the date in question).
     “Public Reporting Entities” shall have the meaning given to such term in Section 5.2(a) hereof.
     “Purchase Price” shall have the meaning given to such term in Section 2.2 hereof.
     “Real Property” shall have the meaning given to such term in Section 2.1(a) hereof.
     “Reconciliation Period” shall have the meaning given to such term in Section 11.2(b) hereof.
     “Reports” shall have the meaning given to such term in Section 4.1(b) hereof.
     “Revenues” shall have the meaning given to such term in Section 11.2(a)(i) hereof.
     “Reverse Merger” shall have the meaning given to such term in Section 5.2(a) hereof.
     “Scheduled Closing Date” shall have the meaning given to such term in Section 8.4 hereof.
     “SEC” shall have the meaning given to such term in Section 5.2(b) hereof.
     “SEC Requirements” shall mean the requirements set forth on Exhibit “J,” attached hereto and incorporated herein by reference.
     “Second Deposit” shall have the meaning given to such term in Section 2.3(b) hereof.

     “Security Deposits” shall mean the original amount of all refundable security deposits, advance rentals and other deposits and collateral deposited or paid by the Tenants pursuant to the Leases, whether in the form of cash, negotiable instruments, letters of credit, certificates of deposit or other forms of security.
     “Seller” shall mean 5 Torrey Hills Venture, LLC, a California limited liability company.
     “Seller’s Books and Records” shall mean all books and records, financial and other information pertaining to the period of Seller’s ownership and operation of the Property including, without limitation, the Books and Records and those items set forth on Exhibit “K” attached hereto and incorporated herein by reference.
     “Seller’s Constituent Members” shall mean the constituent members of Seller designated by Seller to receive POP LP Units, as approved by Buyer.
     “Seller’s Deed” shall mean the Grant Deed in the form of Exhibit “B,” attached hereto and incorporated herein by reference.
     “Seller’s Deliveries” shall have the meaning given to such term in Section 4.1(a) hereof.
     “Seller’s Exchange” shall have the meaning given to such term in Section 15.15 hereof.
     “Subscription Materials” means the Subscription Materials, substantially in the form of Exhibit “O,” attached hereto and incorporated herein by reference.
     “Survey” shall have the meaning given to such term in Section 4.1(b)(ii) hereof.
     “Taxes” shall have the meaning given to such term in Section 11.2(a)(iii) hereof.
     “Tenant Estoppel Certificates” shall have the meaning given to such term in Section 5.1(g) hereof.
     “Tenant Inducement Costs” shall mean any rent holidays, rent concessions, tenant improvements costs, lease buyout costs, moving, design and refurbishment allowances and reimbursements, reasonable attorney’s fees and disbursements incurred in connection with the preparation and negotiation of the applicable Lease and any other out-of-pocket payments required under a Lease to be paid by the landlord thereunder to or for the benefit of the Tenant thereunder which is in the nature of a tenant inducement.
     “Tenants” shall mean those Persons renting or occupying space in the Real Property under the Leases. All references in this Agreement to a Tenant shall mean and refer to the applicable Tenant.
     “Third Party Claim” shall mean any claim, demand, lawsuit, arbitration, or other legal or administrative action or proceeding.

     “Title Insurer” shall mean Stewart Title Guaranty, c/o Stewart Title of California, Inc. located at 7675 Mission Valley Road, San Diego, CA 92108; Telephone: (619) 398-8035; Facsimile: (619) 615-2389; Attention: Frank Green; e-mail:fgreen@stewart.com.
     “Transaction Documents” shall mean Seller’s Deed, the Bill of Sale, the Certificate of Non-Foreign Status, the Assignment and Assumption of Leases and Security Deposits, the Assignment of Permits, Entitlements and Intangible Property, the POP LP Subscription Package and all other instruments or agreements to be executed and delivered pursuant to this Agreement or any of the foregoing.
     “Utilities” shall have the meaning given to such term in Section 9.17 hereof.
ARTICLE 2
PURCHASE, PURCHASE PRICE AND PAYMENT
     Section 2.1 Purchase and Contribution of Property. Subject to the terms and conditions set forth in this Agreement, on the Closing, Seller shall sell, convey, assign, transfer, and deliver to Buyer, and Buyer shall purchase and acquire from Seller, all of the following property (collectively, the “Property”):
          (a) Real Property. The Land and the Improvements, together with all of Seller’s right, title and interest in, to and under: (i) all easements, rights-of-way, development rights, entitlements, air rights and appurtenances relating or appertaining to the Land and/or the Improvements; (ii) all water wells, streams, creeks, ponds, lakes, detention basins and other bodies of water in, on or under the Land, whether such rights are riparian, appropriative, prospective or otherwise, and all other water rights applicable to the Land and/or the Improvements; (iii) all sewer, septic and waste disposal rights and interests applicable or appurtenant to or used in connection with the Land and/or the Improvements; (iv) all minerals, oil, gas and other hydrocarbons located in, on or under the Land, together with all rights to surface or subsurface entry; and (v) all streets, roads, alleys or other public ways adjoining or serving the Land, including any land lying in the bed of any street, road, alley or other public way, open or proposed, and any strips, gaps, gores, culverts and rights of way adjoining or serving the Land, free and clear of any and all liens, liabilities, encumbrances, exceptions and claims, other than the Permitted Title Exceptions (collectively, the “Real Property”).
          (b) Personal Property. All equipment, facilities, machinery, tools, appliances, fixtures, furnishings, furniture, paintings, sculptures, art, inventories, supplies, computer equipment and systems, telephone equipment and systems, satellite dishes and related equipment and systems, security equipment and systems, fire prevention equipment and systems, and all other items of tangible personal property owned by Seller and located on or about the Real Property or used in conjunction therewith, free and clear of any and all liens, liabilities, encumbrances, exceptions and claims (collectively, the “Personal Property”).
          (c) Intangible Property. All intangible personal property not otherwise described in this Section 2.1 and relating to the Property or the business of owning, operating, maintaining and/or managing the Property, including, without limitation: (i) all warranties, guarantees and bonds from third parties, including, without limitation, contractors, subcontractors, materialmen, suppliers, manufacturers, vendors and distributors; (ii) all deposits, reimbursement rights, refund rights, receivables and other similar rights from any governmental or quasi-governmental agency; (iii) all liens and security interests in favor of Seller, together with any instruments or documents evidencing same; (iv) all goodwill relating to the business of owning, operating, maintaining and managing the Property; (v) all trade names, trademarks, service marks and logos used in conjunction with the ownership, operation and management of the Property, whether or not registered, and all trademark, service mark, fictitious business name and other intellectual property registrations or filings with regard to the foregoing; (vi) all advertising campaigns and marketing or promotional materials relating to the Property; and (vii) all artwork, photographs and other intellectual property utilized in conjunction with the ownership, operation and/or management of the Property, free and clear of any and all liens, liabilities, encumbrances, exceptions and claims (collectively, the “Intangible Property”).
          (d) Leases and Security Deposits. All of Seller’s right, title and interest in and to: (i) all leases in effect on the Closing with respect to the Real Property, including any New Leases, together with any amendments, guarantees and other agreements relating thereto; (ii) all rentals, deposits, receivables, reimbursements and other similar items payable by Tenants under the leases; (iii) all Tenant files in Seller’s possession and/or control with respect to the leases; (iv) all claims, demands, causes of action and other rights against Tenants and all guarantors of the leases; and (v) all Security Deposits and other collateral relating to the leases (collectively, the “Leases”).
          (e) Permits and Entitlements. All of Seller’s right, title and interest in, to and under: (i) all permits, licenses, certificates of occupancy, approvals, authorizations and orders obtained from any governmental authority and relating to the Real Property or the business of owning, maintaining and/or managing the Real Property, including, without limitation, all land use entitlements, development rights, density allocations, certificates of occupancy, sewer hook-up rights and all other rights or approvals relating to or authorizing the ownership, operation, management and/or development of the Real Property; (ii) all preliminary, proposed and final drawings, renderings, blueprints, plans and specifications (including “as-built” plans and specifications), and tenant improvement plans and specifications for the Improvements (including “as-built” tenant improvement plans and specifications); (iii) all maps and surveys for any portion of the Real Property; (iv) all items constituting the Seller’s Deliveries; and (v) any and all other items of the same or similar nature pertaining to the Real Property, and all changes, additions, substitutions and replacements for any of the foregoing, free and clear of any and all liens, liabilities, encumbrances, exceptions and claims (collectively, the “Permits and Entitlements”).
          (f) Books and Records. All books and records relating to the business of owning, operating, maintaining and/or managing the Property, including, without limitation, all accounting, financial, tax, employment, sales and other records related to the Building (collectively, the “Books and Records”).
     Section 2.2 Purchase Price. The total consideration for the Property (“Purchase Price”) shall be the sum of Nine Million Eight Hundred Thousand Dollars ($9,800,000.00). The Purchase Price shall consist of the Cash Purchase Price pursuant to Section 2.3 below, the Loan Balance Credit pursuant to Section 2.4 below, and the POP LP Units Consideration pursuant to

Section 2.5 below. The Purchase Price shall be paid to, assumed on behalf of and distributed to Seller, as applicable, in accordance with the terms and conditions set forth in Sections 2.3 through 2.5, inclusive, hereof.
     Section 2.3 Cash Purchase Price. The term “Cash Purchase Price” shall mean an amount equal to 60.4238% of the Net Purchase Price as of the Closing (“Cash Purchase Price”). The Cash Purchase Price shall be payable by Buyer to Seller in accordance with the following terms and conditions:
          (a) Initial Deposit. Within three (3) Business Days following the Effective Date, Buyer shall deposit into Escrow the sum of Two Hundred Fifty Thousand Dollars ($250,000.00), in the form of Cash, which amount shall serve as an earnest money deposit (“Initial Deposit”). Buyer may direct Escrow Holder to invest the Initial Deposit in one or more interest bearing accounts with a federally insured state or national bank located in California designated by Buyer and approved by Escrow Holder. Subject to the applicable termination and default provisions contained in this Agreement: (i) the Initial Deposit shall remain in Escrow prior to the Closing; (ii) upon the Closing, the Initial Deposit shall be applied as a credit towards the payment of the Cash Purchase Price; and (iii) all interest that accrues on the Initial Deposit while in Escrow Holder’s control shall belong to Buyer. Buyer shall complete, execute and deliver to Escrow Holder a W-9 Form, stating Buyer’s taxpayer identification number at the time of delivery of the Initial Deposit. All references in this Agreement to the “Initial Deposit” shall mean the Initial Deposit and any and all interest that accrues thereon while in Escrow Holder’s control.
          (b) Second Deposit. In the event Buyer timely delivers to Seller Buyer’s Election Not to Terminate this Agreement pursuant to Section 4.3 hereof, within one (1) Business Day after the expiration of the Investigation Period, Buyer shall deposit with Escrow Holder an additional deposit in the sum of One Hundred Thousand Dollars ($100,000.00) (the “Second Deposit”), in the form of Cash. Buyer may direct Escrow Holder to invest the Second Deposit in one or more interest bearing accounts with a federally insured state or national bank located in California designated by Buyer and approved by Escrow Holder. Subject to the applicable termination and default provisions contained in this Agreement: (i) the Second Deposit shall remain in Escrow prior to the Closing; (ii) upon the Closing, the Second Deposit shall be applied as a credit towards the payment of the Cash Purchase Price; and (iii) all interest that accrues on the Second Deposit while in Escrow Holder’s control shall belong to Buyer. The Initial Deposit and Second Deposit are collectively referred to herein as the “Deposit.” All references in this Agreement to the “Deposit” shall mean the Deposit and any and all interest that accrues thereon while in Escrow Holder’s control.
          (c) Closing Deposit. The Cash Purchase Price, less the Deposit (the “Closing Deposit”), shall be paid by Buyer to Escrow Holder, in the form of Cash, pursuant to Section 7.1 hereof, and distributed by Escrow Holder to Seller on the Closing in accordance with the provisions of Section 12.1(c) hereof.
     Section 2.4 Loan Balance Credit. On the Closing, Buyer shall purchase and acquire the Property subject to the existing Loan and Loan Balance Credit, provided the Lender agrees to allow Buyer (“Lender’s Consent”) to defease the Loan pursuant to Section II(C) of the

Promissory Note and otherwise in accordance with the terms and conditions of the loan documents relating to the Loan (the “Loan Defeasance”). All interest and other sums owing under the Loan as of the Proration Date (excluding principal), shall be prorated between Seller and Buyer pursuant to Section 11.2(a)(v) hereof.
     Section 2.5 POP LP Units Consideration. On the Closing, Buyer will cause POP LP to distribute to Seller and/or Seller’s Constituent Members, as applicable, the POP LP Units Consideration. The term “POP LP Units Consideration” shall mean an amount equal to 39.5762% of the Net Purchase Price (“POP LP Units Consideration”). The term “POP LP Units” shall mean the number of Common Units with an aggregate value equal to the POP LP Units Consideration (the “POP LP Units”). For purposes of calculating the number of POP LP Units that will comprise the POP LP Units Consideration, each Common Unit shall be deemed to have a value equal to the average closing price of the common stock of POP Trust on the American Stock Exchange for the trailing twenty (20) Calendar Days occurring immediately preceding the Closing Date, provided, however, that such Common Units shall be valued at a per unit price of not less than $6.25 per Common Unit and not more than $7.75 per Common Unit. The POP LP Units shall be convertible into common stock of the POP Trust, and shall include, and also be subject to, such other rights, privileges and obligations as set forth in the POP LP Agreement and the POP LP Subscription Package.
     Section 2.6 Purchase and Contribution of Property.
          (a) Contribution of Beneficial Interest. Subject to the terms and conditions set forth in this Agreement, on the Closing, Seller will convey, assign and transfer to POP LP an undivided 39.5762% beneficial and economic interest in and to the Property (the “PH Contributed Beneficial Interest”), pursuant to and in accordance with the terms and conditions of the POP LP Agreement. Concurrently therewith, on the Closing, Buyer will cause POP LP to distribute to Seller the POP LP Units Consideration pursuant to Section 2.5 hereof. Immediately thereafter, on the Closing, POP LP will convey, assign and transfer to Buyer, indirectly or directly, the PH Contributed Beneficial Interest.
          (b) Purchase of Beneficial Interest. Subject to the terms and conditions set forth in this Agreement, on the Closing, Seller will convey, assign and transfer to Buyer, and Buyer will purchase and acquire from Seller: (i) the remaining undivided 60.4238% beneficial and economic interest in and to the Property (the “PH Purchased Beneficial Interest”); (ii) one hundred percent (100%) of Seller’s record ownership and legal title in and to the Property, and (iii) all other right, title and interest of Seller in and to the Property.
          (c) Direct Transfer. In recognition of the fact that one hundred percent (100%) of the beneficial and economic interest in and to the Property will, pursuant to the provisions of Section 2.6(a) and (b) hereof, be ultimately conveyed, assigned and transferred to Buyer on the Closing, the Parties hereby acknowledge and agree that, for convenience purposes, legal title to the Property shall be conveyed, assigned and transferred directly by Seller to Buyer, and in connection with the foregoing, all of the Transaction Documents shall be entered into directly by and between Seller and Buyer, subject to the terms and conditions set forth in this Agreement.

     Section 2.7 All Cash Closing. In the event that: (a) one or more of the conditions to Closing set forth in Sections 8.1(m) through (p), inclusive, hereof are not satisfied; or (b) one or more of the conditions to Closing set forth in Section 8.2(c) and (d) hereof are not satisfied, then, in such a case, Buyer shall nevertheless have the right, but not the obligation, to purchase and acquire the Property upon the following terms and conditions:
               (i) The conditions to Closing set forth in Sections 8.1(m) through (p), inclusive, hereof shall be deemed waived by Buyer.
               (ii) The conditions to Closing set forth in Sections 8.2(c) and (d) hereof shall be deemed waived by Seller.
               (iii) Sections 2.5, 2.6, 5.2 and 6.1(g) shall be deemed “Intentionally Deleted” in their entirety and shall have no further force and effect.
               (iv) The term “POP LP Subscription Package” shall be deemed deleted from the definition of the term “Transaction Documents” in Article I of this Agreement.
               (v) The Cash Purchase Price shall be increased by an amount equal to the POP LP Units Consideration and therefore, shall be an amount equal to one-hundred percent (100%) of the Net Purchase Price.
     In the event Buyer desires to exercise its rights pursuant to this Section 2.7, then Buyer shall deliver written notice to Seller of Buyer’s election on or before the Closing Date.
     Section 2.8 Allocation. Prior to the Closing, Buyer and Seller shall agree on an allocation of the Purchase Price for the Property. All allocations pursuant to this Section 2.8 shall be made in accordance with Section 1060 of the Code, and Buyer and Seller agree to file their respective tax returns and reports (federal, state, local and foreign) consistent therewith in all respects. In the event that the Parties are unable to agree prior to the Closing upon such allocation, then, at either Party’s election, the portion of the Purchase Price allocated to the Real Property shall be the fair market value attributed thereto by the respective taxing authorities of San Diego County, and the remainder of the Purchase Price shall be allocated to the Personal Property in an amount equal to the book value of the Personal Property and the balance to the Intangible Property.
ARTICLE 3
ESCROW
     Within three (3) Business Days following the Effective Date, Seller and Buyer shall open an escrow (“Escrow”) with Escrow Holder by: (a) Buyer timely depositing with Escrow Holder the Initial Deposit; (b) Seller and Buyer delivering to Escrow Holder fully executed counterpart originals of this Agreement and fully executed counterpart originals of Escrow Holder’s general provisions, which are attached hereto as Exhibit “H” (“General Provisions”). The date of such delivery shall constitute the opening of Escrow and upon such delivery, this Agreement shall constitute joint escrow instructions to Escrow Holder, which joint escrow instructions shall supersede all prior escrow instructions related to the Escrow, if any. Additionally, Seller and Buyer hereby agree to promptly execute and deliver to Escrow Holder any additional or supplementary escrow instructions as may be necessary or convenient to consummate the transactions contemplated by this Agreement provided, however, that neither the General Provisions nor any such additional or supplemental escrow instructions shall supersede this Agreement, and in all cases this Agreement shall control, unless the General Provisions or such additional or supplemental escrow instructions expressly provide otherwise.
ARTICLE 4
INVESTIGATION PERIOD; VOLUNTARY TERMINATION; TITLE
     Section 4.1 Investigation Period. During the time period commencing upon the Effective Date of this Agreement, and terminating at 5:00 p.m. PST on the fifteenth (15th) Calendar Day thereafter (the “Investigation Period”), Buyer shall have the right to conduct and complete an investigation of all matters pertaining to the Property and Buyer’s purchase thereof including, without limitation, the matters described in this Section 4.1.
          (a) Seller’s Deliveries. Within five (5) Calendar Days following the Effective Date of this Agreement, Seller, at Seller’s expense, shall cause to be delivered to Buyer, true, correct and complete copies of all documents, agreements and other information relating to the Property in Seller’s possession and/or control, including, without limitation, those items listed on Schedule “1.0,” attached hereto and incorporated herein by reference (collectively, the “Seller’s Deliveries”). Seller will promptly deliver to Buyer supplements and/or updates of Seller’s Deliveries to the extent such items are received by Seller prior to Closing. During the Investigation Period, Buyer shall have the right to conduct and complete an investigation of all matters pertaining to Seller’s Deliveries and all other matters pertaining to the Property and Buyer’s acquisition thereof. In this regard, following reasonable notice to Seller, Buyer shall have the right to contact the Tenants, governmental agencies and officials and other parties and make reasonable inquiries concerning Seller’s Deliveries and any and all other matters pertaining to the Property. Seller agrees to reasonably cooperate with Buyer in connection with its investigation of Seller’s Deliveries and all other matters pertaining to the Property.
          (b) Preliminary Title Report/Survey; Environmental. Without limiting Seller’s obligations pursuant to Section 4.1(a) above, Seller, at Seller’s expense, shall deliver to Buyer the following in accordance with the terms contained herein below (collectively, the “Reports”):
               (i) Title: Within five (5) Calendar Days following the Effective Date, Seller shall cause to be delivered to Buyer a current preliminary title report covering the Real Property, together with copies of all documents referred to as exceptions therein (“Preliminary Title Report”).
               (ii) Survey: Within ten (10) Calendar Days following the Effective Date; Seller shall cause to be delivered to Buyer two (2) copies of a current ALTA/ACSM survey of the Real Property, prepared by JP Engineering, and dated not earlier than six (6) months prior to the Effective Date (the “Survey”). Although Seller is commissioning the Survey, the Survey shall be prepared in accordance with Buyer’s standards, and Buyer shall have full control over the preparation and any subsequent revisions to the Survey. Seller agrees to reasonably cooperate with Buyer in connection with the foregoing.

          (c) Review of Preliminary Title Report/Survey. Not later than 5:00 p.m. PST on the date that is the later to occur of the following: (I) five (5) Business Days following Buyer’s receipt of the last of the Preliminary Title Report and the Survey; or (II) five (5) Business Days following the Effective Date, Buyer shall have the right to notify Seller in writing (“Disapproved Title Exceptions Notice”) of Buyer’s disapproval of any matters set forth in the Preliminary Title Report and the Survey (“Disapproved Title Exceptions”). In the event Buyer timely delivers to Seller a Disapproved Title Exceptions Notice, Seller shall have the right, but not the obligation, to agree to cure one or more of the Disapproved Title Exceptions by giving Buyer written notice (“Cure Notice”) of such election not later than 5:00 p.m. PST on the date that is five (5) Calendar Days following Seller’s receipt of Buyer’s Disapproved Title Exceptions Notice. Following the timely receipt of a Disapproved Title Exceptions Notice from Buyer, if Seller fails to timely deliver a Cure Notice to Buyer, then Seller shall be deemed to have elected not to cure any of the Disapproved Title Exceptions. A Disapproved Title Exception shall be deemed to have been cured if Seller causes such item to be removed from the record title of the Real Property prior to the Closing or otherwise cures such Disapproved Title Exception as reasonably determined by Buyer.
     In the event Seller timely elects (or is deemed to have timely elected) not to cure the Disapproved Title Exceptions, then prior to the expiration of the Investigation Period, Buyer may elect: (i) to terminate this Agreement and the Escrow pursuant to the provisions of Section 4.2 hereof; or (ii) to not terminate this Agreement and the Escrow pursuant to Section 4.3 hereof, in which case those Disapproved Title Exceptions which are not cured and which are not Monetary Obligations which Seller is obligated to cure on or before the Closing pursuant to Section 5.1(e) hereof, shall be deemed to constitute Permitted Title Exceptions.
     Following the timely receipt of a Disapproved Title Exceptions Notice from Buyer, if Seller elects to cure one or more of the Disapproved Title Exceptions, then Seller shall have until the Cure Deadline to either: (y) cure all of the applicable Disapproved Title Exceptions that Seller has elected to cure and deliver written notice to Buyer of such cure; or (z) deliver written notice to Buyer of Seller’s failure to cure one or more of the Disapproved Title Exceptions that Seller has elected to cure. In the event Seller: (A) timely elects to cure one or more of the Disapproved Title Exceptions; and (B) fails to timely cure one or more of the Disapproved Title Exceptions that Seller has elected to cure on or before the Cure Deadline, provided such Disapproved Title Exceptions are not the result of a breach by Seller of Section 5.1(e) or Section 5.1(f) hereof, then Seller shall not be in default under this Agreement and, in such a case, within one (1) Business Day following Buyer’s receipt of Seller’s notice of such failure to cure, Buyer may elect to either: (1) continue this Agreement in effect without modification and purchase and acquire the Property in accordance with the terms and conditions of this Agreement, subject to such Disapproved Title Exceptions (which will be deemed to constitute “Permitted Title Exceptions”); provided, however, in such a case, the Scheduled Closing Date shall automatically be extended for ten (10) Business Days to the Extended Closing Date; or (2) terminate this Agreement and the Escrow pursuant to the provisions of Section 8.5(a) hereof, unless one or more of such Disapproved Title Exceptions are the result of a breach by Seller of Section 5.1(e) or Section 5.1(f) hereof, in which case the provisions of Section 8.6(a) hereof shall govern. Upon any termination of this Agreement and the Escrow pursuant to Section 4.1(c)(2) hereof, in addition to Buyer’s rights and remedies under Section 8.5(a) or 8.6(a) hereof, as applicable, Buyer shall be entitled to recover from Seller all of Buyer’s actual out-of-pocket legal fees, costs and expenses, together with all other due diligence fees, costs and expenses, incurred in connection with this Agreement and its review of the Property.
     Notwithstanding any provision in the Agreement to the contrary, in no event shall the term “Permitted Title Exceptions” include any Monetary Obligations, and Seller hereby agrees to and shall remove all Monetary Obligations on or before the Closing.
     Fee title to the Real Property shall be conveyed by Seller to Buyer subject only to the following exceptions to title (collectively, the “Permitted Title Exceptions”):
               (i) The Loan.
               (ii) Non-delinquent real and personal property taxes and assessments.
               (iii) The lien of supplemental taxes, if any, assessed pursuant to Chapter 3.5, commencing with Section 75, of the California Revenue and Taxation Code as a result of a change in ownership or new construction occurring on or after the date of the policy.
               (iv) Any lien voluntarily imposed by Buyer.
               (v) Any matters set forth in the Preliminary Title Report and the Survey that are approved by Buyer in accordance with the procedures and within the time periods set forth in Section 4.1(c) hereof.
               (vi) All New Title Exceptions approved by Buyer pursuant to Section 4.1(d) hereof.
          (d) New Title Exceptions. In the event that prior to the Closing, any new title exceptions are discovered by or revealed to Seller, which new title exceptions were not otherwise set forth or referred to in the Preliminary Title Report and/or in the Survey (“New Title Exceptions”), Seller shall deliver written notice to Buyer disclosing the existence of such New Title Exceptions, together with copies of all underlying documents. Each such New Title Exception shall be deemed to constitute a Disapproved Title Exception except to the extent Buyer gives Seller written notice of Buyer’s approval of one or more New Title Exceptions within five (5) Business Days (but in no event later than the Closing Date) after the date of Buyer’s receipt of Seller’s written notice of the existence of such New Title Exceptions (“New Title Exceptions Approval Notice”). In the event Buyer timely delivers to Seller a New Title Exceptions Approval Notice, those New Title Exceptions approved by Buyer pursuant to the New Title Exceptions Approval Notice shall be deemed to constitute Permitted Title Exceptions and the remaining New Title Exceptions shall continue to constitute Disapproved Title Exceptions. On or before the Cure Deadline, Seller shall either: (i) cause all New Title Exceptions which are not approved by Buyer pursuant to a New Title Exceptions Approval Notice (and which are therefore deemed to constitute Disapproved Title Exceptions) to be cured and deliver written notice to Buyer of such cure; or (ii) deliver written notice to Buyer of Seller’s failure to cure one or more of such Disapproved Title Exceptions. A New Title Exception which is deemed to constitute a Disapproved Title Exception shall be deemed to have been cured if Seller causes such item to be removed from record title to the Real Property prior to the Closing or otherwise cures such New Title Exception as reasonably determined by Buyer.

     In the event Seller does not timely cure one or more of those New Title Exceptions which are deemed to constitute Disapproved Title Exceptions, then Buyer may elect, at any time on or before the Closing Date, to either: (A) continue this Agreement in effect without modification and purchase and acquire the Property in accordance with the terms and conditions of this Agreement, subject to such New Title Exceptions (which will be deemed to constitute “Permitted Title Exceptions”); provided, however, in such a case, the Closing Date shall automatically be extended to the Extended Closing Date; or (B) terminate this Agreement and the Escrow pursuant to the provisions of Section 8.5(a) hereof, unless such New Title Exceptions are the result of a breach by Seller of Section 5.1(e) or Section 5.1(f) hereof, in which case the provisions of Section 8.6(a) hereof shall govern. Upon any termination of this Agreement and the Escrow pursuant to Section 4.1(d)(B) hereof, in addition to Buyer’s rights and remedies under Section 8.5(a) or 8.6(a) hereof, as applicable, Buyer shall be entitled to recover from Seller all of Buyer’s actual out-of-pocket legal fees, costs and expenses, together with all other due diligence fees, costs and expenses, incurred in connection with this Agreement and its review of the Property.
     Notwithstanding any provision in this Agreement to the contrary, in no event shall the term “Permitted Title Exceptions” include any Monetary Obligations, and Seller hereby agrees to and shall remove all Monetary Obligations on or before the Closing.
          (e) Physical Inspection. Subject to the limitations set forth in this Section 4.1(e), during the Investigation Period, Buyer shall have the right, at Buyer’s expense, to make inspections (including tests, surveys and other studies) of the Real Property and all matters relating thereto, including, but not limited to, soils and geologic conditions, location of property lines, utility availability and use restrictions, environmental conditions, the manner or quality of the construction of the Improvements, the habitability, merchantability, marketability, profitability or fitness for a particular purpose of the Real Property, the effect of applicable planning, zoning and subdivision statutes, ordinances, regulations, restrictions and permits, the character and amount of any fees or charges that must be paid to further develop, improve and/or occupy the Real Property and all other matters relating to the Real Property. During the Investigation Period, Buyer and its agents, contractors and subcontractors shall have the right to enter upon the Real Property, at reasonable times during ordinary business hours, to make inspections and tests as Buyer deems reasonably necessary and which may be accomplished without causing any material damage to the Real Property. Without limiting the foregoing, Buyer may, in Buyer’s sole discretion, cause a phase I environmental audit to be prepared by Building Analytics, which shall be prepared at Buyer’s expense according to the standards of Buyer (the “Phase I”). Buyer may contact Fay Adamson, Assistant Project Manager, Buie Stoddard Properties, 11260 El Camino Real, Suite #200, San Diego, California 92130, Telephone: (858) 794-2400, Extension 237, to schedule all such on-site inspections, and Seller shall have the right to be present during such inspections and tests. Notwithstanding the foregoing, in no event shall Buyer, its agents, contractors or subcontractors conduct any invasive testing on the Real Property without Seller’s prior approval, which approval shall not be unreasonably withheld. Buyer shall not materially interfere with any Tenant, occupant or invitee of the Real Property in making such inspections or tests, and shall return and restore the Property to substantially its original condition prior to such inspections or tests. Buyer shall not permit any liens or encumbrances to be placed against the Real Property in connection with Buyer’s investigation and inspection of the Real Property and/or in connection with Buyer’s activities on the Real Property. Buyer hereby agrees to and shall indemnify, defend and hold harmless Seller and Seller’s members, managers, partners, officers, directors, shareholders, employees, agents, representatives, invitees, successors and assigns, from and against any and all claims, demands, and causes of action for personal injury or property damage, and all damages, judgments, liabilities, costs, fees and expenses (including reasonable attorneys’ fees) resulting therefrom, arising out of any entry onto the Real Property by Buyer, its agents, employees, contractors and/or subcontractors, pursuant to this Section 4.1(e) hereof.
          (f) Investigation of Permits and Entitlements, Contracts, Leases, Intangible Property, Personal Property and Other Property. During the Investigation Period, Buyer shall have the right, at Buyer’s expense, to conduct and complete an investigation of all matters pertaining to the Permits and Entitlements, Contracts, Leases, Intangible Property, Personal Property and all other items of Property and Buyer’s acquisition thereof. In this regard, at all times prior to the Closing, Buyer shall have the right to contact governmental officials and other parties and make reasonable inquiries concerning the Permits and Entitlements, Contracts, Leases, Intangible Property, Personal Property and all other items of Property, and Buyer shall have no liability whatsoever arising from its investigation. Seller agrees to reasonably cooperate with Buyer in connection with its investigation of the Permits and Entitlements, Contracts, Leases, Intangible Property, Personal Property and all other matters pertaining thereto.
     In the event Buyer disapproves or finds unacceptable, in Buyer’s sole and absolute discretion, any matters reviewed by Buyer during the Investigation Period, Buyer may elect to terminate this Agreement and the Escrow pursuant to the provisions of Section 4.2 hereof.
     Section 4.2 Election to Terminate. In the event Buyer desires to terminate this Agreement and the Escrow for any reason or for no reason whatsoever, Buyer may elect to terminate this Agreement and the Escrow at any time: (a) by giving Seller written notice of Buyer’s election to terminate (“Buyer’s Election to Terminate”), not later than 5:00 p.m. PST on the date of expiration of the Investigation Period; (b) by failing to timely deliver to Seller Buyer’s Election Not to Terminate pursuant to Section 4.3 hereof, which failure shall be deemed to constitute Buyer’s Election to Terminate this Agreement and the Escrow pursuant to this Section 4.2; and/or (c) by failing to timely deliver to Escrow Holder the Second Deposit pursuant to Section 4.3 hereof, which failure shall be deemed to constitute Buyer’s Election to Terminate this Agreement and the Escrow pursuant to this Section 4.2.
     In the event of any election (including any deemed election) by Buyer to terminate this Agreement and the Escrow pursuant to this Section 4.2, this Agreement shall automatically terminate (other than those provisions which expressly provide that they survive any termination of this Agreement). Within two (2) Business Days after Buyer delivers Buyer’s Election to Terminate to Seller pursuant to this Section 4.2 (or within two (2) Business Days after Buyer is deemed to have elected to terminate this Agreement and the Escrow pursuant to this Section 4.2, as applicable), and without the need of any further authorization or consent from Seller, Escrow Holder shall cause to be paid to Buyer the Initial Deposit, together with all interest accrued thereon. Seller and Buyer shall execute such cancellation instructions as may be necessary to effectuate the cancellation of the Escrow, as may be required by Escrow Holder. Any escrow cancellation, title cancellation or other cancellation costs in connection therewith shall be borne equally by Buyer and Seller.

     Section 4.3 Election Not to Terminate. In the event Buyer desires not to terminate this Agreement and the Escrow, on or before 5:00 p.m. PST on the date of expiration of the Investigation Period, Buyer shall deliver written notice to Seller of Buyer’s election not to terminate this Agreement (“Buyer’s Election Not to Terminate”).
     In the event Buyer fails to timely deliver to Seller Buyer’s Election Not to Terminate in accordance with the provisions of this Section 4.3, such failure shall be deemed to constitute Buyer’s Election to Terminate this Agreement in accordance with the terms and conditions of Section 4.2 hereof.
     In the event of Buyer’s delivery to Seller of Buyer’s Election Not to Terminate pursuant to this Section 4.3, Buyer shall be obligated to deliver the Second Deposit to Escrow Holder on or before 5:00 p.m. PST one (1) Business Day after the expiration of the Investigation Period, in accordance with Section 2.3(b) hereof. In the event Buyer fails to timely deliver the Second Deposit to Escrow Holder, such failure shall be deemed to constitute Buyer’s Election to Terminate this Agreement and the Escrow pursuant to Section 4.2 hereof.
     Section 4.4 Return of Seller’s Deliveries. Upon any termination of this Agreement and the Escrow, Buyer shall cause to be delivered to Seller all items representing Seller’s Deliveries which were previously delivered by Seller to Buyer pursuant to this Agreement.
     Section 4.5 Confidentiality; Public Announcements.
          (a) Buyer’s Obligations. Buyer shall treat all of Seller’s Deliveries as confidential and proprietary information of Seller. Buyer shall hold such information in confidence and shall not disclose such information or materials to any third-parties other than Buyer’s attorneys, employees, agents, consultants, contractors, subcontractors, accountants, investors and lenders on a “need to know” basis. Buyer shall instruct any such outside parties described above to whom such disclosure is made to treat and hold such information as confidential and proprietary. The covenants of Buyer set forth in this Section 4.5 shall not apply to any confidential information that: (a) is, or subsequently becomes, part of the public domain other than as a result of a breach of this Agreement by Buyer; (b) was communicated to Buyer from other sources at the time of disclosure by Seller to Buyer and such prior knowledge can be reasonably demonstrated by Buyer; and/or (c) is required by law to be disclosed. Nothing contained herein shall preclude Buyer from disclosing all or any portion of such confidential information or materials: (1) pursuant to or in connection with a judicial order, governmental inquiry, subpoena, or other legal process; (2) as necessary or appropriate in connection with, or in order to prevent, an audit; and/or (3) in order to initiate, defend or otherwise pursue legal proceedings between the Parties in connection with this Agreement.
          (b) Public Announcements. Neither Seller, nor any of Seller’s Affiliates, successors or assigns, shall make any public announcements regarding the existence of this Agreement and/or the transactions contemplated herein without the prior written approval of Buyer, which approval may be granted or withheld in the sole and absolute discretion of Buyer.
          (c) Survival. The covenants and agreements of Buyer set forth in this Section 4.5(a) hereof shall terminate and no longer be of any force or effect as of the Closing. The covenants and agreements of Seller set forth in Section 4.5(b) hereof shall survive the Closing indefinitely.
ARTICLE 5
PRE-CLOSING AND POST-CLOSING OBLIGATIONS OF SELLER
     Section 5.1 Seller’s Pre-Closing Obligations. Seller hereby covenants and agrees as follows:
          (a) Operations. During the time period commencing upon the Effective Date and terminating upon the Closing or the earlier termination of this Agreement, subject to the provisions of Section 8.3 hereof, Seller shall operate and manage the Real Property substantially in accordance with its customary practices.
          (b) Maintenance. During the time period commencing upon the Effective Date and terminating upon the Closing or the earlier termination of this Agreement, subject to the provisions of Section 8.3 hereof, Seller shall maintain the Real Property in substantially its present condition, subject to normal wear and tear, and Seller shall not diminish the quality or quantity of maintenance and upkeep services heretofore provided to the Real Property.
          (c) Leases. During the time period commencing upon the Effective Date and terminating upon the Closing or the earlier termination of this Agreement, subject to the provisions of Section 8.3 hereof, Seller shall administer and timely perform all of its obligations under the Leases, shall not commit any default under the Leases and shall use commercially reasonable efforts to cause any default by any Tenant under the Leases to be cured prior to the expiration of the Investigation Period (but in no event later than the Closing Date). Furthermore, during the time period commencing upon the Effective Date and terminating on the Closing or the earlier termination of this Agreement, as applicable, Seller shall not renew, extend, amend or modify any of the Leases without the prior written consent of Buyer in each instance, which consent shall be given or withheld in Buyer’s sole discretion. Furthermore, during the time period commencing upon the Effective Date and terminating on the Closing or the earlier termination of this Agreement, as applicable, Seller shall not enter into any new Lease (each, a “Proposed New Lease”), without the prior written consent of Buyer in each instance, which consent shall be given or withheld in Buyer’s sole discretion. In the event Seller desires to enter into a Proposed New Lease, Seller shall deliver to Buyer a copy of the Proposed New Lease for Buyer’s review in accordance with the provisions of this Section 5.1(c). Buyer shall have a period of five (5) Business Days following the receipt of such Proposed New Lease to review and approve or disapprove of the same. Prior to the expiration of such five (5) Business Day period, Buyer shall deliver written notice to Seller advising Seller of Buyer’s approval or disapproval of such Proposed New Lease. In the event Buyer fails to timely deliver such written notice of approval or disapproval within such five (5) Business Day period, then Buyer shall be deemed to have approved such Proposed New Lease. All Proposed New Leases which are approved by Buyer pursuant to the provisions of this Section 5.1(c), and which are subsequently entered into and executed by Seller, shall be deemed to constitute a “New Lease” for purposes of this Agreement. All references in this Agreement to the “Leases” shall mean and include any New Leases entered into by Seller and approved (or deemed approved) by Buyer pursuant to this Section 5.1(c).

          (d) Notices/Violations. During the time period commencing upon the Effective Date of this Agreement and terminating on the Closing or the earlier termination of this Agreement, Seller shall promptly deliver to Buyer any and all notices and/or other written communications delivered to or received from: (i) any Tenant; (ii) any party under any of the Contracts; and/or (iii) any governmental authority. During the time period commencing upon the Effective Date of this Agreement and terminating on the Closing or the earlier termination of this Agreement, Seller shall deliver to Buyer prompt notice of: (A) the occurrence of any inspections of the Property by any governmental authority; (B) any actual or alleged default by a party to any Contract; (C) any actual or alleged default by any party to any Lease; (D) any notices of violations of laws, ordinances, orders, directives, regulations or requirements issued by, filed by or served by any governmental agency against or affecting Seller or any part or aspect of the Property.
          (e) Monetary Obligations. Seller shall pay and satisfy in full any and all Monetary Obligations on or before the Closing Date.
          (f) New Liens, Liabilities or Encumbrances. Seller shall not cause, grant or permit any new liens, liabilities, encumbrances or exception to title to the Property without the prior written consent of Buyer in each instance, which consent may be granted or denied in the sole and absolute discretion of Buyer.
          (g) Tenant Estoppel Certificates. On or before the Estoppel Delivery Deadline, Seller shall deliver to Buyer a fully completed and executed estoppel certificate from each of the Tenants (each, a “Tenant Estoppel Certificate”), each of which shall be dated effective no earlier than thirty (30) Calendar Days prior to the Closing Date. Seller agrees that each Tenant Estoppel Certificate shall contain the same terms and be in the same form and substance as the form of certificate attached hereto as Exhibit “H” and incorporated herein by reference, and shall otherwise be in form and substance satisfactory to Buyer. Each Tenant Estoppel Certificate shall be duly executed by the applicable Tenant thereof and each guarantor of the applicable Lease, if any. In the event Seller is able to obtain Tenant Estoppel Certificates from those Tenants representing the Minimum Tenant Square Footage Requirement on or before the Estoppel Delivery Deadline, but Seller is not able to obtain Tenant Estoppel Certificates from all of the Tenants, then Seller shall deliver to Buyer, prior to the Estoppel Delivery Deadline, a landlord estoppel certificate in the form of Exhibit “I,” attached hereto and incorporated herein by reference (each, a “Landlord Estoppel Certificate”), with respect to each Lease for which a Tenant Estoppel Certificate has not been obtained in lieu of the Tenant Estoppel Certificate for such Lease. If Seller has not timely delivered a Tenant Estoppel Certificate from those Tenants representing the Minimum Tenant Square Footage Requirement, or alternatively, if Seller has timely delivered a Tenant Estoppel Certificate from those representing the Minimum Tenant Square Footage Requirement, but has not provided a Tenant Estoppel Certificate nor provided a Landlord Estoppel Certificate to Buyer with respect to any remaining Leases before the Estoppel Delivery Deadline, then, in such a case, Buyer may exercise one of the following options on or before the Closing Date: (1) waive the requirement to receive the Estoppel Certificates which Seller failed to deliver, continue this Agreement in effect without modification and purchase and acquire the Property in accordance with the terms and conditions of this Agreement; provided the Scheduled Closing Date shall automatically be extended to the Extended Closing Date; or (2) terminate this Agreement and the Escrow pursuant to the provisions of Section 8.5(a) hereof.

Upon Buyer’s receipt of the Estoppel Certificates, the provisions set forth in Sections 5.1(g)(i) and (ii) shall apply.
               (i) Approval or Disapproval of Estoppel Certificates. Buyer shall have the right to approve or disapprove of the Estoppel Certificates. If Buyer disapproves of any Estoppel Certificate, then Buyer may deliver to Seller written notice of Buyer’s disapproval (“Estoppel Objection Notice”) within five (5) Business Days following Buyer’s receipt of the last of all the Estoppel Certificates. The Estoppel Objection Notice shall describe in reasonable detail each item of dissatisfaction or objection in particular (each, an “Estoppel Objection Matter” and collectively, the “Estoppel Objection Matters”). If Seller receives an Estoppel Objection Notice within such five (5) Business Day period, then Seller may, but shall not be obligated to, agree to cure some or all of the Estoppel Objection Matters described in such Estoppel Objection Notice by delivering written notice (“Estoppel Cure Notice”) to Buyer of Seller’s election to cure some or all of the Estoppel Obligation Matters within two (2) Business Days following Seller’s receipt of Buyer’s Estoppel Objection Notice. If Seller fails to deliver Seller’s Estoppel Cure Notice to Buyer within such time period, Seller shall be deemed to have elected to cure all such Estoppel Objection Matters. If Seller timely elects (or is deemed to have timely elected) to cure one or more of the Estoppel Objection Matters, then Seller shall have until the Cure Deadline to cure such Estoppel Objection Matters that Seller has elected (or is deemed to have elected) to cure, and shall pay all costs associated with such cure.
               (ii) Estoppel Remedies. If Seller either: (a) fails to cure an Estoppel Objection Matter that Seller has elected (or is deemed to have elected), to cure by the Cure Deadline; or (b) elects not to cure one or more of the Estoppel Objection Matters, then, in such a case, Buyer may exercise one of the following options on or before the Closing Date: (1) continue this Agreement in effect without modification and purchase and acquire the Property in accordance with the terms and conditions of this Agreement, subject to such Estoppel Objection Matters; provided, however, in such a case, the Scheduled Closing Date shall automatically be extended to the Extended Closing Date; or (2) terminate this Agreement and the Escrow pursuant to the provisions of Section 8.5(a) hereof.
               (iii) Termination Provisions. In addition to Buyer’s rights and remedies under Section 8.5(a) hereof, upon any election by Buyer to terminate this Agreement and the Escrow pursuant to this Section 5.1(h), Buyer shall be entitled to recover from Seller all of Buyer’s actual out-of-pocket legal fees, costs and expenses, together with all other due diligence fees, costs and expenses, incurred in connection with this Agreement and its review of the Property.
          (h) Termination of Negotiations. Seller shall discontinue all marketing efforts with respect to the sale of the Property and shall terminate all negotiations with any other Person other than Buyer for the sale or disposition of the Property.
          (i) Loan. Seller shall timely make all payments and shall timely perform all of its obligations under the Loan.
     Section 5.2 Seller’s Post-Closing Obligations. Seller hereby covenants and agrees as follows:

          (a) REIT Formation. Its is acknowledged and agreed that, as more particularly described in that certain Proxy Statement of Arizona Land Income Corporation (“AZL”), as filed with the Securities and Exchange Commission on or around December 12, 2007, certain Affiliates of the Buyer are actively pursuing those certain transactions described in such Proxy Statement, including but not limited to a transaction pursuant to which it is contemplated that (among other things): (i) AZL will reincorporate as a Maryland corporation which is treated for tax purposes as a “real estate investment trust” (as defined in the Code) (such reincorporated entity being referred to as “POP Trust”), (ii) POP Trust will change its name to “Pacific Office Properties Trust, Inc.,” and (iii) such Affiliates of the Buyer will, directly or indirectly, contribute various assets and/or cash to a newly formed limited partnership (the “POP LP”) whose general partner will be POP Trust (collectively, the “Reverse Merger”). It is further acknowledged and agreed that, as a result of the Reverse Merger, POP Trust, POP LP, and/or their respective affiliates (collectively, the “Public Reporting Entities”) may be subject to various public reporting obligations including, but not limited to, those imposed pursuant to the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or, in each case, any regulations or administrative pronouncements promulgated thereunder.
          Nothing in this Section 5.2 or elsewhere in this Agreement shall be deemed to constitute a covenant, representation or warranty, express or implied, that POP Trust and/or POP LP will be formed and/or that the Reverse Merger will be consummated.
          (b) SEC Requirements. Upon Buyer’s written request, for a period of two (2) years following the Closing, Seller shall make Seller’s Books and Records available to Buyer for inspection, copying and audit by Buyer’s designated accountants, at Buyer’s expense, to enable or assist any of the Public Reporting Entities, or their successors and assigns, to make any necessary or appropriate filings (as specified on Exhibit “J,” attached hereto and incorporated herein by reference), if, as and when such filing may be required by the Securities and Exchange Commission (“SEC”) or otherwise by applicable law. Furthermore, and without limiting the foregoing, for a period of two (2) years following the Closing, Seller, or, in the event Seller is dissolved, an Affiliate of Seller acceptable to Buyer in Buyer’s sole discretion, shall execute the form of audit letter contained in Exhibit “K,” attached hereto and incorporated herein by reference, as the same may be modified from time to time, as and when requested by Buyer.
          (c) Seller Entity Requirements. For a minimum of thirteen (13) months following the Closing, Seller shall not dissolve or liquidate and shall remain an active entity in good standing in the State of California.
          (d) Survival. The covenants and agreements set forth in this Section 5.2 hereof shall survive the Closing for a period of two (2) years.
ARTICLE 6
SELLER’S DELIVERIES
     Section 6.1 Seller’s Deliveries to Escrow Holder at Closing. On or before 5:00 p.m. PST on the last Business Day prior to the Closing Date, Seller shall deliver to Escrow Holder the items described in this Section 6.1 hereof.

          (a) Seller’s Deed. One (1) original of Seller’s Deed, duly executed and acknowledged by Seller. Pursuant to Section 12.1(a)(i) hereof, all documentary transfer tax information shall be affixed to Seller’s Deed after recordation.
          (b) Bill of Sale. One (1) original of the Bill of Sale, duly executed by Seller.
          (c) Certificate of Non-Foreign Status. One (1) original of the Certificate of Non-Foreign Status, duly executed and acknowledged by Seller.
          (d) Assignment and Assumption of Leases and Security Deposits. Two (2) counterpart originals of the Assignment and Assumption of Leases, duly executed by Seller.
          (e) Assignment of Permits, Entitlements and Intangible Property. Two (2) counterpart originals of the Assignment of Permits, Entitlements and Intangible Property, duly executed by Seller.
          (f) California Form 593-W. A California Form 593-W, duly executed by Seller.
          (g) POP LP Subscription Package. Two (2) counterpart originals of all of the documents, agreements and instruments comprising the POP LP Subscription Package, duly executed by Seller and/or Seller’s Constituent Members, as applicable.
          (h) REA Notice. A copy of a letter from Seller to each party to any reciprocal easement and/or other easement or restrictive agreement which affects the Real Property stating that the Real Property has been sold and that all notices under the agreement relating to the Real Property should now be addressed to Buyer, if any such agreement requires such notice.
          (i) Seller’s Charges. In addition to the Cash Purchase Price and other funds deposited by Buyer with Escrow Holder, such funds as may be required to: (a) discharge all Monetary Obligations; and (b) pay any amounts required to be paid by Seller in accordance with the provisions of Article 11 hereof, in the form of Cash.
          (j) Seller’s Affidavits; Certificates and Evidence of Authority. (a) Any and all affidavits and any other written documentation required by the Title Insurer as a condition to the issuance of the ALTA Extended Coverage Policy; and (b) evidence that Seller and those acting for Seller have full authority to consummate the transaction contemplated by this Agreement, as modified through the Closing including, without limitation, certified copies of the corporate or other resolutions authorizing the transaction contemplated by this Agreement.
          (k) Seller’s Closing Statement. Seller’s Closing Statement, duly executed by Seller.
          (l) Assignment of Development Rights. Two (2) counterpart originals of the Assignment of Development Rights, duly executed by Seller.

          (m) Additional Documents. Such additional documents, instructions or other items as may be necessary or appropriate to comply with the provisions of this Agreement and to effect the transactions contemplated hereby.
      Section 6.2 Seller’s Deliveries to Buyer at Closing. On or before the Closing, Seller shall deliver to Buyer the items described in this Section 6.2.
          (a) Leases, Permits and Entitlements and Intangible Property. Originals, or if the originals are not available, copies of all of the Leases, Permits and Entitlements and Intangible Property in Seller’s possession or control.
          (b) Tenant Notification Letters. A letter to each of the Tenants under the Leases, in form and substance satisfactory to Buyer, advising such Tenants of the sale of the Property to Buyer and directing the Tenants to tender all future payments under the Leases to Buyer.
          (c) Rent Roll. An updated, current rent roll relating to the Real Property, certified by Seller and Property Manager as being true, correct and complete as of the Closing Date.
          (d) Books and Records. The originals, or if the originals are not available, copies of all of the Books and Records in Seller’s possession or control, to the extent not previously delivered by Seller to Buyer.
          (e) Keys. All keys and security cards, if any, relating to the Real Property, and such additional documents, instructions or other items as may be necessary to operate any security systems on the Real Property.
          (f) Pre-Closing Property Expense Reconciliation. The Pre-Closing Property Expense Reconciliation pursuant to Section 11.2(b)(i) hereof.
ARTICLE 7
BUYER’S DELIVERIES
     On or before 12:00 p.m. PST on the Closing Date, Buyer shall deliver to Escrow Holder the items described in this Article 7.
     Section 7.1 Closing Deposit. The Closing Deposit for the Property pursuant to Section 2.3(c) hereof.
     Section 7.2 Assignment and Assumption of Leases and Security Deposits. Two (2) counterpart originals of the Assignment and Assumption of Leases and Security Deposits, duly executed by Buyer.
     Section 7.3 Assignment of Permits, Entitlements and Intangible Property. Two (2) counterpart originals of the Assignment of Permits, Entitlements and Intangible Property, duly executed by Buyer.

     Section 7.4 Buyer’s Charges. In addition to the Cash Purchase Price and other funds deposited by Buyer with Escrow Holder, funds sufficient to pay all amounts required to be paid by Buyer in accordance with the provisions of Article 11 hereof, in the form of Cash.
     Section 7.5 Evidence of Authority. To the extent reasonably required by the Title Insurer and/or Escrow Holder, as applicable, evidence that Buyer and those acting for Buyer have full authority to consummate the transaction contemplated by this Agreement, as modified through the Closing including, without limitation, certified copies of the corporate or other resolutions authorizing the transactions contemplated by this Agreement.
     Section 7.6 Buyer’s Closing Statement. Buyer’s Closing Statement, duly executed by Buyer.
     Section 7.7 Additional Documents. Such additional documents, instructions or other items as may be reasonably necessary or appropriate to comply with the provisions of this Agreement and to effect the transactions contemplated hereby.
ARTICLE 8
CONDITIONS TO CLOSING; CLOSING;
DEFAULT; REMEDIES
     Section 8.1 Conditions to Obligations of Buyer. The Closing of the transaction contemplated pursuant to this Agreement and Buyer’s obligation to purchase the Property are subject to satisfaction, prior to the Closing Date, of all of the conditions set forth below, the determination of the satisfaction of which shall be made by Buyer, in its sole but reasonable discretion. Seller hereby acknowledges and agrees that each of the conditions set forth in this Section 8.1 are for the benefit of Buyer and may only be waived by Buyer in its sole but reasonable discretion.
          (a) Delivery of Items. Seller shall have timely delivered to Escrow Holder all of the items to be delivered by Seller pursuant to Section 6.1 hereof. Seller shall have timely delivered to Buyer all of the items to be delivered by Seller pursuant to Section 6.2 hereof.
          (b) Performance of Obligations. Seller shall have timely performed and satisfied all of the obligations under this Agreement to be performed by Seller prior to the Closing.
          (c) Title Commitment. Title Insurer is committed to issue an American Land Title Association Owner’s Policy of Title Insurance with Extended Coverage (ALTA Form 1992), or its state equivalent, together with such endorsements as may be requested by Buyer, including, without limitation, an endorsement deleting the so-called “creditor’s rights exclusion” (Item No. 4 in the Exclusions from Coverage section of such title policy), with liability in the amount of the Purchase Price, insuring that fee title to the Real Property is vested in Buyer, subject only to: (i) the exclusions listed in the “Exclusions from Coverage” of the ALTA Extended Coverage Title Policy (other than Item No. 4 in such Exclusions from Coverage); and (ii) the Permitted Title Exceptions (“ALTA Extended Coverage Policy”).

          (d) Representations and Warranties. All of Seller’s representations and warranties set forth in this Agreement shall be true and correct in all material respects on the Closing Date as though made at the time of the Closing. Without limiting the foregoing, on or before the Closing Date, Seller shall have delivered to Buyer a written certificate, duly executed by Seller, certifying that all of the representations and warranties of Seller set forth in this Agreement are true and correct as of the Closing.
          (e) Litigation. No suit, action, claim or other proceeding shall have been instituted or threatened against Seller which results, or reasonably might be expected to result, in the transactions contemplated by this Agreement being enjoined or declared unlawful, in any lien attaching to or against the Property and/or in any liabilities or obligations being imposed upon Buyer or the Property, other than the Permitted Title Exceptions.
          (f) Damage or Destruction. There shall have been no Material Loss.
          (g) Condemnation Proceeding. No Condemnation Proceeding shall have been instituted or be threatened against all or any portion of the Real Property.
          (h) Loan Defeasance. Lender shall have executed and delivered to Buyer the Lender’s Consent upon terms and conditions satisfactory to Buyer, and Seller and Lender shall each have executed and delivered to Escrow all documents, agreements and other instruments necessary to effectuate the Loan Defeasance.
          (i) Termination of Contracts. All of the Contracts that would be binding on Buyer or the Property following the Closing shall have been terminated effective as of a date not later than the Closing Date, and Seller shall have paid all amounts due under such Contracts up to and through the effective date of termination including, without limitation, any termination fees or similar payments, and neither Buyer nor the Property shall be bound thereby or have any liability or obligations thereunder.
          (j) Evidence of Termination of Management Agreement. Written documentation reasonably satisfactory to Buyer that the Management Agreement has been terminated effective as of a date not later than the Closing Date, and that neither Buyer nor the Property shall be bound thereby or have any liabilities or obligations thereunder.
          (k) Change in Conditions. There shall have been no material adverse change with respect to: (i) the ownership, operation or occupancy or the financial or physical condition of the Property or any part thereof (subject to Section 8.3 hereof); or (ii) the financial condition of any Tenant.
          (l) No Delinquent Tenants. No Tenant is thirty (30) Calendar Days or more delinquent in the payment of base rent, minimum rent or other amounts payable under the Tenant’s applicable Lease.
          (m) Reverse Merger. The POP Trust and POP LP shall each have been duly formed and the Reverse Merger shall have been consummated.

          (n) Board Approval. The Board shall have approved the acquisition of the Property pursuant to the terms and conditions of this Agreement.
          (o) Investment Representation Statement. Seller shall have furnished Buyer with evidence, reasonably satisfactory to Buyer, that Seller and Seller’s Constituent Members, as applicable, qualify as accredited investors within the meaning of rule 501 of Regulation D promulgated under the Act (“Accredited Investor”).
          (p) Subscription Package Approval. Buyer shall have reviewed and approved all of the financial information, as well as all of the representations, warranties, covenants and agreements of Seller and Seller’s Constituent Members, as applicable, as set forth in the POP LP Subscription Package, which approval shall not be unreasonably withheld.
     Buyer may waive any of the conditions set forth in this Section 8.1 by delivery of written notice to Seller on or before the Closing. Without limiting the foregoing, Escrow Holder shall assume that each of the conditions set forth in Section 8.1(b) shall have been satisfied as of the Closing Date, unless Buyer shall have given written notice to the contrary to Escrow Holder on or before the Closing Date.
     Section 8.2 Conditions to Obligations of Seller. The Closing of the transactions contemplated pursuant to this Agreement and the obligation of Seller to sell, convey, assign, transfer and deliver the Property to Buyer are subject to satisfaction, prior to the Closing Date, of all of the conditions set forth below, the determination of the satisfaction of which shall be made by Seller, in its sole but reasonable discretion. Buyer hereby acknowledges and agrees that each of the conditions set forth in this Section 8.2 are for the benefit of Seller and may only be waived by Seller in its sole but reasonable discretion.
          (a) Delivery of Items. Buyer shall have timely delivered to Escrow Holder all of the items to be delivered by Buyer pursuant to Article 7 hereof.
          (b) Performance of Obligations. Buyer shall have performed all of the obligations of Buyer under this Agreement to be performed by Buyer prior to the Closing.
          (c) Reverse Merger. The POP Trust and POP LP shall each have been duly formed and the Reverse Merger shall have been consummated.
          (d) Board Approval. The Board shall have approved the acquisition of the Property pursuant to the terms and conditions of this Agreement.
     Seller may waive any of the conditions precedent set forth in this Section 8.2 by delivery of written notice thereof to Buyer. Escrow Holder shall assume that each of the conditions set forth in this Section 8.2(b) shall have been satisfied as of the Closing Date, unless Seller shall have given written notice to the contrary to Escrow Holder on or before the Closing Date.
     Section 8.3 Casualty; Condemnation Proceeding.
          (a) Material Loss; Condemnation Proceeding. In the event that, prior to the Closing, the Real Property shall suffer a Material Loss or Seller shall receive notice of the commencement or the threat of commencement of any eminent domain or condemnation proceeding which involves any portion of the Real Property (“Condemnation Proceeding”), Seller shall immediately notify Buyer of such Material Loss or Condemnation Proceeding and, in such a case: (i) Buyer shall have the right to terminate this Agreement and the Escrow pursuant to the terms of Section 8.5(a) hereof; or (ii) accept the Property in its then existing condition and purchase and acquire the Property in accordance with the terms and conditions of this Agreement, subject to the terms and conditions described in this Section 8.3. In the event of a Material Loss, if Buyer exercises its right to purchase and acquire the Property in its present condition, then Seller shall pay or assign to Buyer on the Closing any and all casualty insurance proceeds previously paid or payable to Seller, and Buyer shall be entitled to a credit against the Cash Purchase Price in an amount equal to any insurance deductible, as well as an amount equal to the estimated costs, fees and expenses to repair and/or replace the uninsured portion of the Material Loss, as determined by an independent third party general contractor mutually acceptable to Buyer and Seller. In the event of a Condemnation Proceeding, if Buyer exercises its right to purchase and acquire the Property in its present condition, then Seller shall pay or assign to Buyer on the Closing any amount of compensation, awards or other payments or relief previously paid or payable to Seller resulting from such Condemnation Proceeding. Buyer’s termination right or Buyer’s acceptance right shall be exercised by written notice to Seller within thirty (30) Calendar Days (but in no event later than the Closing Date) after Buyer receives written notice from Seller of the occurrence of the Material Loss or Condemnation Proceeding. In the event Buyer elects to accept the Property and proceed to Closing pursuant to Section 8.3(a)(ii) hereof, then, in such a case, the Scheduled Closing Date shall automatically be extended to the Extended Closing Date.
          (b) Non-Material Loss. In the event that, prior to the Closing, the Real Property shall suffer a Non-Material Loss, Seller shall immediately notify Buyer of such Non-Material Loss and, in such a case, Buyer shall be obligated to purchase the Property (in its then existing condition) in accordance with the terms and conditions of this Agreement, subject to the terms and conditions of this Section 8.3(b). In such a case, Seller shall pay and assign to Buyer on the Closing any and all casualty insurance proceeds previously paid or payable to Seller, and Buyer shall also be entitled to a credit against the Cash Purchase Price in an amount equal to any insurance deductible, as well as an amount equal to the estimated costs, fees and expenses to repair and/or replace the uninsured portion of the Non-Material Loss, as determined by an independent third party general contractor mutually acceptable to Buyer and Seller. In the event such Non-Material Loss is not covered by insurance, then Buyer shall be entitled to an offset against the Purchase Price in an amount equivalent to the monetary value of such Non-Material Loss.
     Section 8.4 Closing. In the event all of the conditions set forth in this Agreement are timely satisfied (or waived in writing by Buyer or Seller, as applicable), the closing of the transaction contemplated by this Agreement (“Closing”) shall take place on April 15, 2008 (“Scheduled Closing Date”), at the offices of Escrow Holder, or on such other date and/or at such other location as may be mutually agreed upon in writing by Seller and Buyer.
     Section 8.5 Failure of Conditions to Closing; No Default by Seller or Buyer.

          (a) Failure of Buyer’s Closing Conditions. In the event one or more of Buyer’s conditions to the Closing set forth in Section 8.1 hereof are not satisfied or otherwise waived by Buyer on or before the Closing Date, and the failure of such conditions to be satisfied is not a result of a default by Seller or Buyer in the performance of their respective obligations under this Agreement, then Buyer shall have the right to terminate this Agreement and the Escrow by giving written notice of such termination to Seller. Upon any election by Buyer to terminate this Agreement and the Escrow pursuant to this Section 8.5(a), the provisions of Section 8.5(c) hereof shall govern.
          (b) Failure of Seller’s Closing Conditions. In the event one or more of Seller’s conditions to the Closing set forth in Section 8.2 hereof are not satisfied or otherwise waived by Seller on or before the Closing Date, and the failure of such conditions to be satisfied is not a result of a default by Seller or Buyer in the performance of their respective obligations under this Agreement, then Seller shall have the right to terminate this Agreement and the Escrow by giving written notice of termination to Buyer. Upon any election by Seller to terminate this Agreement and the Escrow pursuant to this Section 8.5(b), the provisions of Section 8.5(c) shall govern.
          (c) Termination Provisions. In the event either Party elects to terminate this Agreement and the Escrow for the reasons and in accordance with the provisions set forth in this Section 8.5, then: (i) this Agreement shall automatically terminate (other than those provisions which expressly provide that they survive any termination of this Agreement); (ii) Escrow Holder shall immediately cause the Deposit to be paid to Buyer without the need of any further written authorization or consent from Seller; and (iii) Seller and Buyer shall execute such escrow cancellation instructions as may be necessary to effectuate the cancellation of the Escrow as may be required by Escrow Holder. Any Escrow cancellation, title cancellation and other cancellation charges shall be borne equally by Seller and Buyer.
     Section 8.6 Failure of Conditions to Closing; Default by Seller or Buyer. In the event either Party defaults in the performance of any of their respective obligations to be performed prior to the Closing, then the non-breaching Party may elect the applicable remedies set forth in this Section 8.6, which remedies shall constitute the sole and exclusive remedies of the non-breaching Party with respect to a default by the other Party under this Agreement. Notwithstanding the foregoing, a valid termination of this Agreement by Buyer pursuant to Sections 4.2 or 8.5(a) hereof or a valid termination of this Agreement by Seller pursuant to Section 8.5(b) hereof, shall not be deemed a termination due to the default of either Party and therefore, shall not be subject to the provisions of this Section 8.6.
          (a) Remedies of Buyer. In the event Buyer is the non-breaching party, as its sole and exclusive remedy, Buyer may elect to: (i) terminate this Agreement and the Escrow by giving Seller written notice describing Seller’s default and setting forth Buyer’s election to immediately terminate this Agreement and the Escrow; or (ii) pursue the equitable remedy of specific performance of this Agreement. Furthermore, and without limiting the foregoing, in no event shall Buyer have the right to bring or maintain a cause of action against Seller for monetary damages as a result of Seller’s breach pursuant to this Section 8.6(a), other than: (A) causes of action specifically authorized pursuant to the express terms and conditions of this Agreement; and (B) common law causes of action for fraud, intentional misrepresentation, intentional concealment and similar causes of action. In the event Buyer elects to terminate this Agreement and the Escrow pursuant to this Section 8.6(a)(i) hereof, then Escrow Holder shall immediately cause the Deposit to be paid to Buyer without the need of any further authorization or consent from Seller pursuant to the provisions of Section 8.6(d) hereof.
          (b) Remedies of Seller. In the event Seller is the non-breaching party, as Seller’s sole and exclusive remedy, Seller may elect to terminate this Agreement and the Escrow by giving Buyer written notice describing Buyer’s default and setting forth Seller’s election to immediately terminate this Agreement and Escrow. In the event Seller elects to terminate this Agreement and the Escrow pursuant to this Section 8.6(b), the sole and exclusive remedy of Seller shall be to receive the amount specified as liquidated damages pursuant to Section 8.6(c) hereof.
          (c) SELLER’S LIQUIDATED DAMAGES. IF BUYER FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS AGREEMENT AND, AS A RESULT THEREOF, SELLER ELECTS TO TERMINATE THIS AGREEMENT AND THE ESCROW PURSUANT TO SECTION 8.6(b) HEREOF, SELLER SHALL BE RELEASED FROM ITS OBLIGATION TO SELL THE PROPERTY TO BUYER. IN SUCH A CASE, SELLER AND BUYER AGREE THAT IT WOULD BE DIFFICULT OR IMPOSSIBLE TO DETERMINE THE AMOUNT OF SELLER’S DAMAGES AS A RESULT OF ANY SUCH BREACH BY BUYER, AND, ACCORDINGLY, AS SELLER’S SOLE AND EXCLUSIVE REMEDY AT LAW OR IN EQUITY, SELLER SHALL BE ENTITLED TO RECEIVE AND RETAIN THE DEPOSIT AS LIQUIDATED DAMAGES. SELLER ACKNOWLEDGES AND AGREES THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES SHALL CONSTITUTE SELLER’S EXCLUSIVE REMEDY ON ACCOUNT OF BUYER’S DEFAULT AND IN CONSIDERATION OF THE PAYMENT OF SUCH LIQUIDATED DAMAGES, SELLER SHALL BE DEEMED TO HAVE WAIVED ALL OTHER CLAIMS AT LAW OR IN EQUITY, INCLUDING ANY CLAIM OF SPECIFIC PERFORMANCE, EXCEPT FOR (A) CLAIMS FOR INDEMNITY PURSUANT TO SECTION 4.1(e); (B) ACTIONS FOR THE RETURN OF DOCUMENTS PURSUANT TO SECTION 4.4; (C) ACTIONS TO EXPUNGE A LIS PENDENS OR OTHERWISE CLEAR TITLE OF ANY LIEN FILED OR IMPOSED BY BUYER; AND (D) REASONABLE ATTORNEYS’ FEES AND COSTS INCURRED BY SELLER INCIDENT TO CLAUSES (A) THROUGH (C).

/s/ JC, /s/ EC, /s/ RI	/s/ MR

SELLER’S INITIALS	BUYER’S INITIALS
     THE PROVISIONS OF THIS SECTION 8.6(c) ARE INTENDED BY SELLER AND BUYER TO COMPLY WITH THE STATUTORY REQUIREMENTS SET FORTH IN CALIFORNIA CIVIL CODE SECTION 1671.
          (d) Termination Provisions. In the event either Party elects to terminate this Agreement and the Escrow for the reasons and in accordance with the provisions set forth in this Section 8.6, then: (i) this Agreement will automatically terminate (other than those provisions which expressly provide that they survive any termination of this Agreement) without any further acts of either Seller or Buyer; (ii) Seller and Buyer shall execute such escrow cancellation instructions as may be necessary to effectuate the cancellation of the Escrow as may be required by Escrow Holder; and (iii) Escrow Holder shall immediately cause the Deposit to be distributed and paid in accordance with the provisions of this Agreement. The breaching party hereunder shall pay any and all escrow and title cancellation costs incurred in connection herewith.
ARTICLE 9
REPRESENTATIONS AND WARRANTIES OF SELLER
     In addition to the representations, warranties and covenants of Seller contained elsewhere in this Agreement, Seller hereby makes the following representations and warranties, each of which is material and being relied upon by Buyer and shall be true as of the date hereof and as of the Closing:
     Section 9.1 Organization, Power and Authority. Seller is a limited liability company duly organized and validly existing under the laws of the State of California. Seller has all requisite power and authority to own the Property, to execute and deliver this Agreement and the Transaction Documents to which Seller is a party, and to perform its obligations hereunder and thereunder and effect the transactions contemplated hereby and thereby. All requisite limited liability company or other action has been taken to authorize and approve the execution, delivery and performance by Seller of this Agreement and the Transaction Documents to which Seller is a party.
     Section 9.2 No Conflicts. The execution, delivery and performance by Seller of this Agreement and the Transaction Documents to which Seller is a party, and the consummation of the transactions contemplated hereby and thereby, will not: (a) violate any provision of the organizational documents of Seller; (b) violate, conflict with or result in a breach of or default under any term or provision of any contract or agreement to which Seller is a party or by or to which Seller or any of its assets or properties are or may be bound or subject; or (c) violate any order, judgment, injunction, award or decree of any court or arbitration body, or any governmental, administrative or regulatory authority, or any other body, by or to which Seller or the Property are or may be bound or subject.
     Section 9.3 Non-Foreign Status. Seller is not a “foreign person” as such term is defined in Section 1445 of the Code.
     Section 9.4 Litigation and Condemnation. Seller has not received written notice of and, to the best of Seller’s knowledge and belief, there are no: (a) pending or threatened claims, actions, suits, arbitrations, proceedings (including Condemnation Proceedings) or investigations by or before any court or arbitration body, any governmental, administrative or regulatory authority, or any other body, against or affecting the Property or the transactions contemplated by this Agreement; and (b) orders, judgments or decrees of any court or arbitration body, any governmental, administrative or regulatory authority, or any other body, against or affecting the Property or the transactions contemplated by this Agreement.
     Section 9.5 Liabilities. Upon the Closing, neither Buyer nor the Property will be subject to any liabilities or obligations, whether secured, unsecured, accrued, absolute,

contingent or otherwise, that relate to Seller’s ownership of the Property prior to the Closing, other than the Leases and the Permitted Title Exceptions.
     Section 9.6 Fees. There are no impact, mitigation or similar fees owing or payable in connection with the construction, development, installation and/or operation of the Real Property.
     Section 9.7 Mechanic’s Liens. There are no fees, dues or other charges which are due, owing or unpaid in connection with the construction of or any repairs to the Real Property. There are no pending or threatened claims which may or could ripen with the passage of time into a mechanic’s lien upon the Real Property as the result of any contract, agreement or work performed on the Real Property.
     Section 9.8 Leases. The rent roll, which is included as part of Seller’s Deliveries, and which is attached hereto as Schedule 9.8 and incorporated herein by reference, is a true, correct and complete list of the Leases and Tenants including, but not limited to, the description, by agreement and document name and date, of each Lease, together with any amendments, assignments and other documents with respect thereto. The rent roll includes an addendum describing, with respect to each Lease, the amount of any advance or prepaid rentals which have not accrued, rental holidays which have not expired and other allowances granted any Tenant which have not been fully utilized, if any. All of the information on the rent roll, including the description of the space, the rent and other charges payable by Tenants, the terms and options to renew, and the Security Deposits, also is complete, true and correct. The Leases provided to Buyer pursuant to Section 4.1(a) hereof are true and correct copies thereof and such Leases have not been amended or modified. Seller is the “Landlord” or “Lessor” under the Leases and has full power and authority to assign the same to Buyer. Seller has not received written notice of any uncured event of default with respect to the performance of any of its obligations under the Leases. To the best of Seller’s knowledge, each of the Leases is in full force and effect and there is no monetary or non-monetary default under any Lease by either the landlord or the tenant thereunder, nor has an event occurred which with the giving of notice or the passage of time or both would result in a default thereunder by either the landlord or the tenant thereunder. To the best of Seller’s knowledge, no valid claims or rights of offset exist with respect to the Leases. Except as provided on Schedule 9.8 attached hereto and incorporated herein by reference, no Leasing Commissions, Tenant Inducement Costs or other amounts are now payable to any Person under any agreement or understanding in connection with any Lease or the renewal thereof, or any other options thereunder, nor does there exist any Leasing Commissions, Tenant Inducement Costs or other amounts which may become payable to any Person under any agreement or understanding in connection with any Lease or renewal thereof, or any options thereunder. To the best of Seller’s knowledge, there is no intention or indication of intention by any Tenant to terminate its Lease or to limit, amend or alter its Lease or its use or occupancy. Seller has not previously assigned, pledged, transferred, hypothecated or conveyed the Leases or any interest therein. All of the work (including all tenant improvements) to be constructed and installed by the landlord in the leased premises pursuant to the Leases is complete and fully paid for and/or will be complete and fully paid for on or before the Closing.
     Section 9.9 Contracts. All of the Contracts are terminable without penalty upon not more than thirty (30) Calendar Days’ notice. There are no Contracts with any person or entity relating to the Property which must be assumed by Buyer (or which will be deemed assumed by the Buyer upon the Buyer becoming the owner of the Property).
     Section 9.10 Taxes and Assessments. To the best of Seller’s knowledge, there are no pending or threatened improvements, liens, or special assessments made or to be made against the Property by any governmental authority.
     Section 9.11 Construction and Condition of Improvements. To the best of Seller’s knowledge, all of the Improvements have been constructed and installed in accordance with applicable codes, laws, ordinances, rules, regulations, permits and approvals and have been completed in a professional and workmanlike manner and are in good operating condition and repair. To the best of Seller’s knowledge, all of the heating, ventilation and air conditioning systems, plumbing, fire protection, security and other mechanical and electrical systems of the Improvements have been constructed and installed in accordance with applicable codes, laws, ordinances, rules, regulations, permits and approvals, have been completed in a professional and workmanlike manner and are in good operating condition and repair. To the best of Seller’s knowledge, there are no latent defects in any of the Improvements, and the structural components, foundations, roofs, walls and fixtures are in good operating condition and repair, and the roofs, foundations and structural components are free from leaks, and the Improvements are free from termite and other infestation. To the best of Seller’s knowledge, there are no defects or inadequacies in the Real Property that might adversely affect the insurability of the same or that might cause an increase in the insurance premiums therefor.
     Section 9.12 Financial Statements; Books and Records. Each of the financial statements provided to Buyer pursuant to Section 4.1(a) hereof: (i) is in accord with the Books and Records of Seller; (ii) presents fairly, completely and accurately the results of operations for the respective periods covered thereby; and (iii) is prepared in accordance with generally accepted accounting principles. All of the Books and Records relating to the Property delivered to Buyer fairly, completely and accurately reflect the ownership, operation and occupancy of the Property and all income received and expenses incurred by Seller in connection therewith.
     Section 9.13 Compliance with Laws. In all material respects, Seller has complied, and is currently in compliance with, all federal, state and local laws, regulations and ordinances applicable to the development, ownership, operation, maintenance and management of the Real Property, and/or otherwise applicable to Seller, including, without limitation, all laws, regulations and ordinances relating to zoning, planning, land use and building restrictions, construction, Environmental Laws, subdivision, fire, health and safety, disability and alcoholic beverage sales. The Real Property, in all material respects, is in compliance with all applicable laws, ordinances, rules and regulations (including without limitation those relating to zoning and the requirements of Title III of the Americans with Disabilities Act of 1990 (42 U.S.C. 12181, et seq., the Provisions Governing Public Accommodations and Services Operated by Private Entities), and all regulations promulgated thereunder, and all amendments, revisions or modifications thereto), and Seller has no notice or knowledge of a violation of any such laws, rules or regulations. Seller has no notice or knowledge that any government agency or any employee or official considers the construction of the Real Property or its operation or use to have failed to comply, in any material respect, with any law, ordinance, regulation or order or that any investigation has been commenced or is contemplated respecting any such possible failure of compliance. In all material respects, there are no unsatisfied requirements for repairs, restorations or improvements from any person, entity or authority, including, but not limited to, any tenant, lender, insurance carrier or governmental authority. All driveway entrances and exits to the Real Property are permanent and no special access or other permits are required to maintain the same. All existing streets and other improvements, including water lines, sewer lines, sidewalks, curbing and streets at the Real Property either enter the Real Property through adjoining public streets, or, if they enter through adjoining private lands, do so in accordance with valid, irrevocable easements running to the benefit of the owner of the Real Property. Seller has not received from any insurance company or Board of Fire Underwriters any notice, which remains uncured, of any defect or inadequacy in connection with the Real Property or its operation.
     Section 9.14 Environmental Matters. To the best of Seller’s knowledge: (i) the Improvements are free from Hazardous Materials; (ii) the soil, surface water and ground water of, under, on or around the Real Property are free from Hazardous Materials; (iii) the Real Property has never been used for or in connection with the manufacture, refinement, treatment, storage, generation, transport or hauling of any Hazardous Material in excess of levels permitted by applicable Environmental Laws, nor has the Real Property been used for or in connection with the disposal of any Hazardous Materials; and (iv) the Real Property is now and at all times has been in compliance with all Environmental Laws.
     Section 9.15 Permits and Entitlements. To the best of Seller’s knowledge, Seller has obtained all governmental permits, licenses, approvals and authorizations (including, but not limited to, the Permits and Entitlements) required for the ownership, operation, maintenance and management of the Property, and all such permits, licenses, approvals and authorizations (including, but not limited to, the Permits and Entitlements) are in full force and effect and, to the extent the same are material, are transferable to Buyer.
     Section 9.16 Dependent Properties. Except for the benefits and burdens under reciprocal easement agreements, where applicable, the continued maintenance, occupancy and operation of the Real Property is not now, and on the Closing Date will not be, dependent to any extent on improvements or facilities located at any other property, and the continued maintenance, occupancy and operation of any other property is not dependent to any extent on improvements or facilities located on the Real Property (including, but not limited to, the Improvements or the Personal Property).
     Section 9.17 Utilities. The Real Property has full access rights and is connected to water, sanitary sewer, storm water, gas, electricity, oil, telephone, cable and other utilities required for the ownership, operation and occupancy of the Real Property (collectively, the “Utilities”). To the best of Seller’s knowledge and belief, all such Utilities: (i) are installed, connected and are currently in use by Seller on the Real Property; (ii) were constructed and installed in accordance with all applicable codes, laws, ordinances, rules, regulations, permits and approvals; (iii) have been completed in a professional and workmanlike manner and are in good operating condition and repair; and (iv) are sufficient in size and capacity (and pressure, where applicable) to service and accommodate the reasonably expected needs and operations of the Real Property. To the best of Seller’s knowledge and belief, none of the Utilities and/or any of the lines, pipes, conduits, valves, pumps, heads, hoses, tubes, or related equipment or facilities, are located outside the boundaries of the Real Property and/or encroach onto any adjoining real property, or, to the extent that such Utilities and/or any of the lines, pipes, conduits, valves, pumps, heads, hoses, tubes, or related equipment or facilities, are located outside the boundaries of the Real Property and/or encroach onto any adjoining real property, the same do so in accordance with legal, valid and enforceable permanent non-terminable easements, which will inure to the benefit of Buyer, its successors and assigns, as the owner of the Real Property.
     Section 9.18 Prohibited Persons and Transactions. Neither Seller, nor any of its affiliates, nor any of their respective members, and none of their respective officers or directors is, nor prior to Closing, or the earlier termination of this Agreement, will they become, a person or entity with whom U.S. persons or entities are restricted from doing business under the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated Blocked Persons List) or under any U.S. statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism), or other governmental action and is not, and prior to Closing or the earlier termination of this Agreement will not, engage in any dealings or transactions with or be otherwise associated with such persons or entities.
     Section 9.19 Loan. The Loan is in full force and effect, Seller is not in default with respect to any of Seller’s obligations under the Loan, and Seller has not received any notice of any uncured default by Seller under the Loan.
     Section 9.20 Advice of Counsel and Tax Advisors. In entering into and consummating the transactions contemplated by this Agreement and the other Transaction Documents, Seller has conducted its own investigation of the POP Trust and POP LP and will rely solely upon such investigation and the advice of its personal counsel and personal tax advisers with respect to the advisability of the transactions and the federal and/or state tax aspects of such transactions and neither Buyer nor any officer, director or other person representing Buyer, or any of its Affiliates, has made any representation regarding the advisability of the transaction or the tax consequences of the investments in the POP Trust and POP LP. Buyer shall have no responsibility for any adverse tax consequences imposed on Seller.
     Section 9.21 Integrity of Documents. Seller has furnished to Buyer all items constituting Seller’s Deliveries and all of the information contained in Seller’s Deliveries is true and correct in all material respects and contains no material misrepresentations or omissions of material facts. To the best of Seller’s knowledge, all of the information contained in the Reports is true and correct in all material respects and contains no material misrepresentations or omissions of material facts. The information contained in the attached Exhibits and Schedules is true and correct in all material respects and contains no material misrepresentations or omissions of material facts. The representations and warranties of Seller contained in this Agreement are true and correct in all material respects and contain no material misrepresentations or omissions of material facts.
     Section 9.22 Survival. The representations and warranties of Seller set forth in Sections 9.1 through 9.3, inclusive, and Section 9.18 and 9.20 hereof, as well as the right and ability of

Buyer to enforce the same and/or to seek damages for its breach, shall survive the Closing. The representations and warranties of Seller set forth in Sections 9.4 through 9.17, inclusive, and Sections 9.19 and 9.21 hereof, as well as the right and ability of Buyer to enforce the same and/or to seek damages for its breach, shall survive the Closing for a period of one (1) year. In this regard, Buyer must: (a) notify Seller of any such claim on or before the expiration of such one (1) year period; and (b) file any action related to such claim within one (1) year from the Closing Date.
     Section 9.23 Seller’s Representations and Warranties; Reimbursement for Due Diligence Costs. The continued accuracy in all material respects of the aforesaid representations and warranties is a condition precedent to Buyer’s obligation to close. If any of said representations and warranties are not correct in all material respects at the time the same is made or as of Closing and Seller had no knowledge of such inaccuracy when the representation or warranty was made (or when deemed remade at Closing) or if such warranty or representation becomes inaccurate on or prior to Closing other than by reason of Seller’s default hereunder, Buyer may, upon being notified in writing by Seller of such occurrence on or prior to Closing, either: (a) terminate this Agreement and Escrow pursuant to the provisions of Section 8.5(a) hereof; or (b) waive such matter and proceed to Closing. If any of said representations and warranties are not correct in all material respects at the time the same is made or as of Closing, and Seller had knowledge of such inaccuracy when the representation or warranty was made, or, by Seller’s default hereunder caused the representation or warranty to be inaccurate when deemed remade at Closing, Buyer may either: (a) terminate this Agreement pursuant to the provisions of Section 8.6(a) and recover from Seller all of Buyer’s actual out-of-pocket legal fees, costs and expenses, together with all other due diligence fees, costs and expenses, incurred in connection with this Agreement and its review of the Property; or (b) waive the breach and proceed to Closing; provided, however, in such a case, the Scheduled Closing Date shall be automatically extended to the Extended Closing Date.
     Section 9.24 Seller’s Knowledge Defined. Any reference to “Seller’s knowledge” in this Agreement shall refer only to the current actual knowledge of Seller’s principal, Robert M. Irish, following reasonable inquiry and investigation, which reasonable inquiry and investigation will include, without limitation, contacting the Property Manager and making appropriate inquiries and investigations. Buyer acknowledges and agrees that the use of the named individual is solely for the purpose of establishing a standard for measurement of Seller’s knowledge, and nothing herein shall impose any personal liability on such individual for any representation, warranty or covenant of Seller hereunder.
ARTICLE 10
REPRESENTATIONS, WARRANTIES, COVENANTS AND
AGREEMENTS OF BUYER
     Buyer hereby makes the following representations and warranties, each of which representation and warranty is: (a) material and being relied upon by Seller; and (b) true, complete and not misleading in all material respects as of the date hereof and as of the Closing.
     Section 10.1 Organization, Power and Authority. Buyer is a limited partnership duly organized and validly existing under the laws of the State of California. Buyer has all requisite power and authority to execute and deliver this Agreement and the Transaction Documents to which Buyer is a party, and to perform its obligations hereunder and thereunder and to effect the transactions contemplated hereby and thereby. All requisite corporate or other action has been taken to authorize and approve the execution, delivery and performance by Buyer of this Agreement and the Transaction Documents to which Buyer is a party.
     Section 10.2 No Conflicts. The execution, delivery and performance by Buyer of this Agreement and the Transaction Documents to which Buyer is a party, and the consummation of the transactions contemplated hereby and thereby, will not: (a) violate any provision of Buyer’s organization documents; (b) violate, conflict with or result in a breach of or default under any term or provision of any contract or agreement to which Buyer is a party or by or to which Buyer or any of its assets or properties are or may be bound or subject; or (c) violate any order, judgment, injunction, award or decree of any court or arbitration body, or any governmental, administrative or regulatory authority, or any other body, by or to which Buyer is or may be bound or subject.
     Section 10.3 Survival. The representations and warranties of Buyer set forth in this Agreement, as well as the right and the ability of Seller to enforce them and/or seek damages for their breach, shall survive the Closing.
ARTICLE 11
COSTS, EXPENSES AND PRORATIONS
     Section 11.1 Costs and Expenses.
          (a) Seller. Seller shall pay: (i) all recording costs, documentary transfer taxes, deed stamps and similar costs, fees and expenses payable in connection with the recordation of Seller’s Deed; (ii) the premium for the ALTA Extended Coverage Policy; (iii) the cost of any binders or endorsements to the ALTA Extended Coverage Policy requested by Buyer; (iv) all costs, fees and expenses payable in connection with the discharging of all Monetary Obligations; (v) one-half (1/2) of Escrow Holder’s fees and costs for the Escrow; (vi) Seller’s share of prorations; and (vii) Seller’s attorneys’ fees.
          (b) Buyer. Buyer shall pay: (i) one-half (1/2) of Escrow Holder’s fees and costs for the Escrow; (ii) Buyer’s share of prorations; and (iii) Buyer’s attorneys’ fees.
     Section 11.2 Prorations, Costs and Expenses.
          (a) Prorations and Adjustments. The following adjustments and prorations shall be made as of 12:01 a.m. on the Closing Date (“Proration Date”), as though Buyer held title to the Property throughout the entire day in which the Closing occurs. Such adjustments and prorations shall be made on the basis of: (i) a 365-day year with respect to Taxes as provided in Section 11.2(a)(iii) hereof; and/or (ii) the number of days in the calendar month in which the Closing Date occurs with respect to Revenues and Operating Expenses as provided in Sections 11.2(a)(i) and (ii), respectively, hereof, subject to the following provisions:
               (i) Revenues. All rentals, receipts and other revenues (including, but not limited to, reimbursements for Property Expenses, common area maintenance, real and personal property taxes, insurance and other operating expense reimbursements, if applicable, but excluding percentage rent, if applicable) (collectively, the “Revenues”), billed to Tenants by Seller as of the Closing, but which are properly allocable to the period after the Proration Date, shall be credited to Buyer at the Closing. To the extent there are any Revenues owing to Seller as of the Closing which relate to periods of time prior to the Proration Date, but which have not actually been collected by Seller as of the Closing (“Delinquent Revenues”), Buyer shall not be obligated to pay to Seller (or give Seller a credit for), the amount of such Delinquent Revenues on the Closing. All Revenues which are received by Seller or Buyer subsequent to the Closing Date shall be applied: first, to amounts due to Buyer; and second, to Delinquent Revenues due to Seller. Seller and Buyer hereby agree to promptly remit to the other the amount of any Revenues received and owing to each other pursuant to the provisions of this Section 11.2(a)(i). Notwithstanding any provision of this Section 11.2 to the contrary, Seller retains its rights to recover Delinquent Revenues, including, without limitation, the right to collect (provided, however, Seller shall not have the right to file and maintain a lawsuit or other legal proceeding against a delinquent Tenant or evict a delinquent Tenant) the same from delinquent Tenants and/or third parties responsible for payment of such Delinquent Revenues. Buyer, at no cost and expense to Buyer, shall use commercially reasonable efforts (provided such commercially reasonable efforts shall not include an obligation to file and maintain a lawsuit or other legal proceeding against a delinquent Tenant or other third party or to evict a delinquent Tenant) to enforce the provisions of the Leases which require the Tenants to pay to Seller such Delinquent Revenues.
               (ii) Operating Expenses. All costs, fees and expenses (other than management fees and salaries) relating to the operation, management and repair of the Property, excluding Taxes, Leasing Commissions and Tenant Inducement Costs (collectively, the “Operating Expenses”), shall be prorated between Seller and Buyer at the Closing as of the Proration Date.
               (iii) Real and Personal Property Taxes. (A) All general and special real and personal property taxes and assessments (collectively, the “Taxes”), based on the regular tax bill for the current fiscal year (or, if such tax bill has not been issued as of the date of the Closing, the regular tax bill for the fiscal year preceding the current fiscal year) shall be prorated between Seller and Buyer at the Closing as of the Proration Date. Without limiting the foregoing, any and all accrued and unpaid supplemental or special real property taxes or assessments that relate to any time period prior to the Proration Date shall be the responsibility of Seller and, if not paid prior to or at Closing, shall be credited to the Buyer at Closing, and any and all supplemental or special real property taxes or assessments that relate to any time period on or after the Proration Date shall be the responsibility of Buyer and if paid by Seller prior to or at Closing, shall be credited to Seller at Closing. Without limiting the foregoing, in the event any supplemental or special real property taxes or assessments are levied prior to Closing, but are due and payable in one or more installments subsequent to the Closing, such supplemental or special real property taxes or assessments shall be allocated on a pro rata basis over the applicable payment period in question and prorated between Seller and Buyer as of the Proration Date. Notwithstanding any of the terms and conditions to the contrary contained in this Section 11.2(a)(iii), in the event any such Taxes are paid for directly by the Tenants to the applicable taxing authorities, such Taxes shall not be prorated between Seller or Buyer.

               (iv) Percentage Rent. Any percentage rent payable under each Lease for the year in which the Closing occurs shall be prorated between Seller and Buyer as of the Proration Date. Seller and Buyer acknowledge that sufficient information to enable Seller and Buyer to prorate percentage rent will not be available as of the Closing. Accordingly, the proration contemplated in this Section 11.2(a)(iv) shall be conducted subsequent to the Closing pursuant to Section 11.2(d) hereof.
               (v) Interest and Other Amounts Owing Under the Loan. All interest and other amounts owing under the Loan (excluding principal), shall be prorated between Seller and Buyer at the Closing as of the Proration Date.
               (vi) Loan Defeasance Costs. The Cash Purchase Price shall be credited by an amount equal to the Loan Defeasance Costs, provided, however, in no event shall the credit to the Cash Purchase Price that Buyer is entitled to receive pursuant to this Section 11.2(a)(vi) exceed the sum of Three Hundred Thousand Dollars ($300,000.00).
               (vii) Reserves. Inasmuch as the Loan will be subject to the Loan Defeasance, in the event there are any reserves under the Loan as of the Closing, Seller shall not assign or transfer any such reserves to Buyer, neither Seller nor Buyer shall receive a credit for any such reserves, Buyer shall not be obligated to reimburse Seller for any such reserves, and Seller shall have the right to secure a refund of such reserves from the Lender in conjunction with or following the Loan Defeasance.
          (b) Property Expense Pass-Throughs. To the extent the Leases require the Tenants to reimburse Seller for Operating Expenses and/or Taxes (collectively, the “Property Expenses”), in the event such Property Expenses are reconciled under the terms of the Leases at the end of the calendar year in which the Closing takes place, to reflect the actual Property Expenses incurred for the calendar year, such calendar year shall be deemed to constitute the “Reconciliation Period” for purposes of this Agreement and the following provisions shall apply:
               (i) On or before the Closing, Seller shall be responsible for computing and comparing on a Tenant-by-Tenant basis and delivering to Buyer a written statement setting forth: (A) the amount of Property Expenses incurred and actually paid by Seller with respect to the Reconciliation Period; and (B) the amount of Property Expenses actually received by Seller from the Tenants and/or third parties under the Leases with respect to the Reconciliation Period (“Pre-Closing Property Expense Reconciliation”).
               (ii) Within sixty (60) Calendar Days following the expiration of the Reconciliation Period, Buyer shall compute the actual Property Expenses incurred and paid by Seller and Buyer and the actual Property Expenses reimbursed (or not reimbursed) by the Tenants and/or third parties (whether in the form of estimated payments or otherwise), to Seller and/or Buyer with respect to the Reconciliation Period (“Property Expense Reconciliation”). Following the completion of the Property Expense Reconciliation, Buyer shall submit the same to Seller for Seller’s review and approval, which approval shall not be unreasonably withheld or delayed. In the event Seller fails to approve or disapprove of the Property Expense Reconciliation within ten (10) Business Days following the receipt of the same, such Property Expense Reconciliation shall be deemed approved by Seller. Following the approval (or deemed approval) by Seller of the Property Expense Reconciliation, Buyer shall forward the Property Expense Reconciliation to the applicable Tenants. Buyer hereby covenants to use reasonable efforts to enforce the provisions of the Leases which require the Tenants and/or third parties to reimburse the landlord for Property Expenses with respect to the Reconciliation Period. To the extent Seller or Buyer receives any such Property Expense reimbursement payments with respect to the Reconciliation Period, the same shall constitute Revenues and shall be paid to Seller or Buyer in the manner contemplated in Section 11.2(a)(i) hereof.
               (iii) Following the completion of the Property Expense Reconciliation, if the Property Expenses incurred and paid by Seller for that portion of the Reconciliation Period in question preceding the Closing exceed the reimbursed Property Expenses actually received by Seller from the Tenants and/or third parties under the Leases (whether in the form of estimated payments or otherwise), with respect to the Reconciliation Period (“Property Expense Reimbursement Shortfall”), Buyer shall pay to Seller an amount equal to such Property Expense Reimbursement Shortfall, to the extent that Buyer shall have collected and received such actual identifiable amounts from the Tenants and/or third parties under the Leases, within ten (10) Business Days following Buyer’s collection and receipt of the same. If the reimbursed Property Expenses received by Seller from the Tenants and/or third parties under the Leases (whether in the form of estimated payments or otherwise), with respect to the Reconciliation Period preceding the Closing exceed the Property Expenses incurred and paid by Seller with respect to the Reconciliation Period (“Property Expense Reimbursement Surplus”), then Seller shall pay an amount equal to such Property Expense Reimbursement Surplus to Buyer within ten (10) Business Days after Seller’s receipt of the Property Expense Reconciliation. Upon Seller’s payment to Buyer of any such Property Expense Reimbursement Surplus, Buyer shall be obligated to reimburse or credit the Tenants for such Property Expense Reimbursement Surplus as required under their respective Leases.
               (iv) Seller and Buyer hereby agree to reasonably cooperate with each other in connection with any disputes or claims by Tenants concerning the calculation of Property Expenses during the Reconciliation Period.
          (c) Security Deposits; Leasing Commissions and Tenant Inducement Costs. All unpaid Leasing Commissions, unpaid Tenant Inducements Costs and Security Deposits under the Leases shall be credited to Buyer at the Closing.
          (d) Final Accounting. Seller and Buyer acknowledge and agree that, on the Closing Date, Seller and Buyer may not have sufficient information to conduct and complete a final proration of all items subject to proration pursuant to this Section 11.2. Accordingly, Seller and Buyer agree that, as soon as is reasonably practicable after the Closing Date, Seller and Buyer shall make a final accounting of all items relating to the Property to be prorated between Seller and Buyer pursuant to this Section 11.2. In conjunction with the performance of such final accounting, following a request from Seller, Buyer shall provide Seller with copies of all monthly and other statements sent to the Tenants itemizing amounts owing under the Leases by the Tenants (together with copies of invoices, statements and other supporting documentation evidencing such expenditures and tenant ledgers and related documentation evidencing how Revenues were applied, all as reasonably requested by Seller). In the event it is determined, pursuant to such final accounting, that any amounts are due and owing by Seller to Buyer, then

Seller shall cause such amounts to be paid to Buyer within ten (10) Calendar Days after such final accounting is completed. In the event it is determined, pursuant to such final accounting, that any amounts are due and owing by Buyer to Seller, then Buyer shall cause such amounts to be paid to Seller within ten (10) Calendar Days after such final accounting is completed. All unpaid amounts shall accrue interest at the lesser of: (i) twelve percent (12%) per annum; or (ii) the maximum rate of interest allowable under applicable law, which interest, in either case, shall be deemed to accrue effective as of the date such payment was originally due.
ARTICLE 12
ACTIONS TO BE TAKEN AT THE CLOSING
     Section 12.1 Actions by Escrow Holder. In connection with the Closing, Escrow Holder shall take the following actions:
          (a) Recording. Escrow Holder shall cause the following documents to be recorded in the Official Records of San Diego County Recorder’s Office, State of California, in the order set forth below, and obtain a conformed copy thereof for distribution to Seller and Buyer:
               (i) Seller’s Deed (with documentary transfer tax information to be affixed after recording).
          (b) Title Policy. Escrow Holder shall direct Title Insurer to issue the Title Policy to Buyer.
          (c) Distribution of Funds. Escrow Holder shall disburse all funds deposited with Escrow Holder by Buyer in payment of the Purchase Price as follows:
               (i) Deduct, pay and satisfy all items chargeable to the account of Seller pursuant to Section 11.1 hereof.
               (ii) Deduct, pay and satisfy all Monetary Obligations against the Real Property.
               (iii) If, as a result of the prorations and credits pursuant to Article 11 hereof, amounts are to be charged to the account of Seller, deduct the net amount of such charges.
               (iv) Disburse the remaining balance of the Purchase Price to Seller promptly upon the Closing.
     All disbursements by Escrow Holder shall be by wire transfer to the designated account of the receiving party or shall be by certified or cashier’s check of Escrow Holder, as may be directed by the receiving party.
          (d) Distribution of Documents to Seller. Disburse to Seller: (i) counterpart originals of each of the non-recordable Transaction Documents; (ii) a conformed copy of each of the recordable Transaction Documents including, without limitation, Seller’s Deed; and (iii) any other documents deposited into Escrow by Seller.
          (e) Distribution of Documents to Buyer. Disburse to Buyer: (i) counterpart originals of each of the non-recordable Transaction Documents; (ii) a conformed copy of each of the recordable Transaction Documents including, without limitation, Seller’s Deed; and (iii) a copy of all other documents deposited into Escrow by Buyer.
ARTICLE 13
BROKERS
     Seller and Buyer hereby represent and warrant to each other that the warranting party has not entered into nor will such warranting party enter into any agreement, arrangement or understanding with any other person or entity which will result in the obligation of the other party to pay any finder’s fee, commission or similar payment in connection with the transactions contemplated by this Agreement. Seller and Buyer hereby agree to and shall indemnify, defend and hold harmless the other from and against any and all claims, costs, damages and/or liabilities arising from the breach of the foregoing representation by either Seller or Buyer, as the case may be.
ARTICLE 14
INDEMNIFICATION
     Section 14.1 Indemnification by Seller. Seller hereby agrees to and shall indemnify, defend and hold harmless Buyer, its officers, directors, partners, members, managers, shareholders, agents, employees, attorneys, affiliates, subsidiaries, successors and assigns, and each of their respective officers, directors, partners, members, managers, shareholders, agents, employees, attorneys, affiliates, subsidiaries, successors and assigns of all levels (collectively, the “Indemnitees”), from and against any and all claims, liabilities, causes of action, losses, costs, damages, attorneys’ fees, judgments or expenses (“Losses”), arising out of, or relating to, the following matters: (a) the breach by Seller of any of the representations and/or warranties made by Seller in or under this Agreement or any of the Transaction Documents; (b) the breach or default in the performance by Seller of any of the covenants or obligations to be performed by Seller under this Agreement or the Transaction Documents; (c) any claims, liabilities or obligations of Seller, whether accrued, absolute, contingent or otherwise, arising out of or relating to, Seller’s previous ownership, management and/or operation of the Building; and (d) any claims, liabilities or obligations of Seller, whether accrued, absolute, contingent or otherwise, arising out of or relating to the Loan prior to the Closing.
     Section 14.2 Notice and Opportunity to Defend.
          (a) Notice of Asserted Liability. In the event one or more Indemnitees receives written notice or otherwise becomes aware of any claims, liabilities, causes of action or any other circumstances that would give rise to a claim for indemnification pursuant to Section 14.1 of this Agreement (“Asserted Liability”), such Indemnitees shall give written notice thereof to Seller (“Claims Notice”). Following the receipt of a Claims Notice, and without in any way limiting or reducing the obligations of Seller pursuant to Section 14.1 hereof, the provisions of Section 14.2(b) or (c), as applicable, shall govern.
          (b) Opportunity to Satisfy. Without in any way limiting or reducing the obligations of Seller pursuant to Section 14.1 hereof, in the event Seller receives a Claims Notice from the Indemnitees for an Asserted Liability that is not a Third Party Claim, then, in such a case, Seller shall have a period of ten (10) Calendar Days to endeavor to cure and satisfy, at its sole expense, the matters which caused such Asserted Liability; provided, however, that in the event of an emergency situation, Indemnitees may elect to cure and satisfy the matters which caused such Asserted Liability and shall be entitled to reimbursement for all costs, fees and expenses incurred in connection with the cure and satisfaction of such Asserted Liability pursuant to Section 14.2(d) hereof. In the event the matters are of a type that cannot be cured and satisfied within such ten (10) Calendar Day period, then Seller shall have such additional time as may be reasonably necessary to cure and satisfy such matters so long as Seller is diligently pursuing the cure and satisfaction and also so long as: (i) no Third Party Claim arises out of such Asserted Liability (in which case the provisions of Section 14.2(c) below shall apply); (ii) the Indemnitees have not incurred any unreimbursed Losses relating to such Asserted Liability; and (iii) such matters are cured and satisfied within ninety (90) Calendar Days from the date of the Claims Notice. All costs, fees and expenses incurred in connection with the cure and satisfaction of any such Asserted Liability, including, without limitation, reasonable attorneys’ fees and costs, shall be borne by and shall be the responsibility of Seller. Furthermore, and without limiting the obligations of Seller pursuant to Section 14.1 hereof, Seller shall reimburse Indemnitees for all Losses incurred by Indemnitees in connection with any such Asserted Liability.
          (c) Opportunity to Defend. Without in any way limiting or reducing the obligations of Seller pursuant to Section 14.1 hereof, in the event the Asserted Liability involves a Third Party Claim, Seller shall defend and satisfy such Third Party Claim and all costs, fees and expenses, including legal fees and costs, incurred in connection with the defense and satisfaction of such Third Party Claim, shall be borne by and be sole responsibility of, Seller. Notwithstanding the foregoing, in the event Seller fails to undertake the defense of the Asserted Liability, Indemnitees may elect to defend (by their own counsel), compromise and/or satisfy such Third Party Claim by delivering written notice of such election to Seller. Without in any way limiting or reducing the obligations of Seller pursuant to Section 14.1 hereof, if Indemnitees elect to defend (by their own counsel), compromise and/or satisfy such Asserted Liability, Seller shall cooperate in the defense, compromise and satisfaction of such Asserted Liability. All costs, fees and expenses incurred in connection with the defense, compromise and satisfaction of any such Asserted Liability, including, without limitation, reasonable attorneys’ fees and costs, shall be borne by and shall be the sole responsibility of Seller. Furthermore, and without limiting the obligations of Seller pursuant to Section 14.1 hereof, Seller shall reimburse Indemnitees for all Losses incurred by Indemnitees in connection with any such Third Party Claim.
          (d) Timing for Payment. In the event Indemnitees incur any Losses which were not otherwise paid or satisfied by Seller pursuant to this Agreement, Indemnitees shall deliver written notice to Seller advising Seller that Indemnitees have incurred such Losses (“Notice of Loss”). The Notice of Loss shall include an itemization of all of the Losses which Seller is required to pay pursuant to and in accordance with the terms and provisions of this

Agreement. Within thirty (30) Calendar Days after the date of receipt by Seller of the Notice of Loss, Seller shall pay to Indemnitees the aggregate amount of the Losses described in such Notice of Loss. In the event Seller fails to timely pay to Indemnitees the aggregate amount of such Losses, any and all unpaid amounts shall accrue interest at the lesser of: (a) eighteen percent (18%) per annum; or (b) the maximum rate of interest allowable under applicable law, which interest, in either case, shall be deemed to accrue effective as of the date such payment was originally due.
ARTICLE 15
MISCELLANEOUS
     Section 15.1 Assignment. No assignment of this Agreement or Buyer’s rights or obligations hereunder shall be made by Buyer without first having obtained Seller’s written approval of any such assignment, which approval may be granted or withheld in the sole and absolute discretion of Seller. Notwithstanding the foregoing, Buyer may assign this Agreement to: (a) an Affiliate of Buyer; or (b) to a tenancy in common structure in which Buyer or one or more of its Affiliates are the sponsor, in either case without the prior written consent of Seller. In the event of any such assignment, Buyer shall be fully released and discharged from any and all liabilities and obligations under this Agreement as of the Closing.
     Section 15.2 Notices. Any tender, delivery, notice, demand or other communication (“Notice”) required or permitted under this Agreement shall be in writing, and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, overnight mailed, delivered or sent by telefacsimile machine capable of confirming transmission and receipt, and shall be deemed delivered, given and received upon the earlier of: (a) if personally served, the date of delivery to the person to receive such notice; (b) if given by telefacsimile, when sent, provided the telefacsimile machine confirms transmission and receipt; and (c) if sent by registered or certified mail, four (4) Business Days after the date of posting by the United States Postal Service; or (d) if sent by Federal Express or other comparable overnight delivery service, when sent, as documented by the service’s delivery records, all in accordance with the following:
(i)	Seller’s Address. If to Seller, at the following address:

5 Torrey Hills Venture, LLC 11260 El Camino Real, Suite 200 San Diego, California 92130-2646 Attention: Robert M. Irish Telephone: (858) 794-2400 Facsimile: (858) 794-2401

With a copy to:

5 Torrey Hills LLC c/o Campbell Volk & Lauter 5040 Shoreham Place, Suite 150 San Diego, California 92122 Attention: John B. Campbell Telephone: (858) 546-1122 Facsimile: (858) 546-1188

With a copy to:

Hecht Solberg Robinson Goldberg & Bagley LLP 600 W. Broadway, 8th Floor San Diego, California 92101 Attn: Darryl Solberg, Esq. Telephone: (619) 239-3444 Facsimile: (619) 232-6828

(ii)	Buyer’s Address. If to Buyer, at the following address:

Shidler West Investment Partners, LP 10188 Telesis Court, Suite 222 San Diego, California 92121 Attn: Jim Ingebritsen Michael Burer Telephone (858) 678-8500 Facsimile (858) 678-8504

With a copy to:

The Shidler Group 841 Bishop Street, Suite 1700 Honolulu, Hawaii 96813 Attn: Larry Taff Tamara Edwards, Esq. Telephone (808) 544-1219 Facsimile: (808) 599-4391

With a copy to:

Van A. Tengberg, Esq. Kelly C. Wittorff, Esq. Foley & Lardner LLP 402 West Broadway, Suite 2100 San Diego, California 92101-3542 Telephone: (619) 685-6408 Facsimile: (619) 234-3510
     Section 15.3 Entire Agreement. This Agreement, including the Exhibits and Schedules referred to herein, constitutes the entire contract between the Parties with respect to the subject matter covered by this Agreement. This Agreement supersedes all previous representations, arrangements, agreements and understandings by and among the Parties with respect to the subject matter covered by this Agreement including, without limitation, all prior letters of intent executed between Buyer and Seller, and any such representations, arrangements, agreements and understandings are hereby canceled and terminated in all respects. This Agreement may not be amended, changed or modified except by a writing duly executed by both of the Parties hereto.
     Section 15.4 Severability. If any provision of this Agreement, or any portion of any such provision, is held to be unenforceable or invalid, the remaining provisions and portions shall nevertheless be carried into effect.
     Section 15.5 Remedies. All rights and remedies of the Parties are separate and cumulative, and no one of them, whether exercised or not, shall be deemed to be to the exclusion of or to limit or prejudice any other legal or equitable rights or remedies which the Parties may have, except as otherwise expressly limited herein. Subject to the limitations or remedies imposed elsewhere in this Agreement, the Parties shall not be deemed to waive any of their rights or remedies thereunder, unless such waiver is in writing and signed by the party to be bound. No delay or omission on the part of either party in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar or waiver of any right or remedy on any future occasion.
     Section 15.6 Headings. The headings contained in this Agreement are for convenience only and are not a part of this Agreement, and do not in any way interpret, limit or amplify the scope, extent or intent of this Agreement, or any of the provisions of this Agreement.
     Section 15.7 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same agreement.
     Section 15.8 Attorneys’ Fees. In the event any litigation is instituted between the Parties arising out of or relating to this Agreement, the Party in whose favor judgment shall be entered shall be entitled to have and recover from the non-prevailing Party all costs and expenses (including attorneys’ fees and court costs) incurred in such action and any appeal therefrom.

     Section 15.9 Governing Law; Jurisdiction and Venue. This Agreement shall be governed by and interpreted in accordance with the laws (other than that body of law relating to conflicts of law) of the State of California. The proper venue for any claims, causes of action or other proceedings concerning this Agreement shall be in the state and federal courts located in the County of San Diego, State of California.
     Section 15.10 No Third Party Beneficiary. This Agreement creates rights and duties only between the Parties, and no third party is or shall be deemed to be or shall have any rights as a third party beneficiary.
     Section 15.11 Binding Effect. Subject to Section 15.1 hereof, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors, assigns and legal and personal representatives.
     Section 15.12 Time of the Essence. Time is of the essence for the performance of each and every obligation hereunder.
     Section 15.13 Survivability. Except as otherwise provided in this Agreement to the contrary, the covenants and obligations of the Parties to this Agreement shall survive the Closing indefinitely.
     Section 15.14 Buyer’s 1031 Exchange. Seller acknowledges that Buyer may be purchasing the Property as part of a tax deferred exchange (“Buyer’s Exchange”) pursuant to Section 1031 of the Code. Without limiting the provisions of Section 16.1 hereof, in order to effect Buyer’s Exchange, Buyer may assign its rights in, and delegate its duties under, this Agreement, as well as transfer the Property, to any exchange accommodator which Buyer shall determine. As an accommodation to Buyer, Seller agrees to cooperate with Buyer in connection with Buyer’s Exchange, including the execution of documents therefor, provided the following terms and conditions are satisfied:
          (a) Seller shall have no obligation to take title to any property in connection with Buyer’s Exchange;
          (b) Except as otherwise provided in this Agreement, Seller shall not be obligated to pay any escrow costs, brokerage commissions, title charges, survey costs, recording costs or other charges incurred with respect to any exchange property;
          (c) The Closing shall not be contingent or otherwise subject to the consummation of Buyer’s Exchange, and the Escrow shall timely close in accordance with the terms of this Agreement notwithstanding any failure, for any reason, of the parties to Buyer’s Exchange to effect the same;
          (d) None of the representations, warranties, covenants and indemnification obligations of Seller set forth in this Agreement shall be affected or limited by Buyer’s use of an exchange accommodator and shall survive Buyer’s Exchange and shall continue to inure directly from Seller for the benefit of Buyer;

          (e) None of the representations, warranties, covenants and indemnification obligations of Buyer set forth in this Agreement shall be affected or limited by Buyer’s use of an exchange accommodator and shall survive Buyer’s Exchange and shall continue to inure directly from Buyer for the benefit of Seller;
          (f) Buyer agrees to indemnify, protect, defend (with counsel reasonably acceptable to Seller) and hold Seller harmless from and against any and all causes of action, claims, demands, liabilities, costs and expenses, including actual attorneys’ fees and costs, incurred by Seller in connection with Buyer’s Exchange.
     Seller makes absolutely no representations or warranties of any kind or nature (express or implied) that tax deferred exchange treatment is available to Buyer with respect to Buyer’s Exchange, or that such a transaction will qualify in any respect for such treatment. Buyer hereby acknowledges and represents to Seller that Buyer is relying solely and entirely upon the advice of Buyer’s own consultants with respect to any and all aspects of Buyer’s Exchange. In no event shall the obligation of Buyer under this Agreement be contingent upon this transaction being included as part of Buyer’s Exchange.
     Section 15.15 Seller’s 1031 Exchange. Buyer acknowledges that Seller may engage in a tax deferred exchange (“Seller’s Exchange”) pursuant to Section 1031 of the Code. To effect Seller’s Exchange, Seller may assign its rights in, and delegate its duties under this Agreement, as well as transfer the Property, to any exchange accommodator which Seller shall determine. As an accommodation to Seller, Buyer agrees to cooperate with Seller in connection with Seller’s Exchange, including the execution of documents therefor, provided the following terms and conditions are satisfied:
          (a) Buyer shall have no obligation to take title to any property in connection with Seller’s Exchange;
          (b) Buyer shall not be obligated to pay any escrow costs, brokerage commissions, title charges, survey costs, recording costs or other charges incurred with respect to any exchange property, and/or Seller’s Exchange;
          (c) The Closing shall not be contingent or otherwise subject to the consummation of Seller’s Exchange, and the Escrow shall timely close in accordance with the terms of this Agreement notwithstanding any failure, for any reason, of the parties to Seller’s Exchange to effect the same;
          (d) None of the representations, warranties, covenants and indemnification obligations of Seller set forth in this Agreement shall be affected or limited by Seller’s use of an exchange accommodator and shall survive Seller’s Exchange and shall continue to inure directly from Seller for the benefit of Buyer;
          (e) None of the representations, warranties, covenants and indemnification obligations of Buyer set forth in this Agreement shall be affected or limited by Seller’s use of an exchange accommodator and shall survive Seller’s Exchange and shall continue to inure directly from Buyer for the benefit of Seller;

          (f) Seller agrees to indemnify, protect, defend (with counsel reasonably acceptable to Buyer) and hold Buyer harmless from and against any and all causes of action, claims, demands, liabilities, costs and expenses, including actual attorneys’ fees and costs, incurred by Buyer in connection with Seller’s Exchange.
     Buyer makes absolutely no representations or warranties of any kind or nature (express or implied) that tax deferred exchange treatment is available to Seller with respect to Seller’s Exchange, or that such a transaction will qualify in any respect for such treatment, and Buyer shall incur no liability if Seller’s Exchange fails to qualify for the tax deferred treatment intended by Seller. Seller hereby acknowledges and represents to Buyer that Seller is relying solely and entirely upon the advice of Seller’s own consultants with respect to any and all aspects of Seller’s Exchange. In no event shall the obligations of Seller under this Agreement be contingent upon this transaction being included as part of Seller’s Exchange.
     Section 15.16 Business Days. If the Closing Date or any other date described in this Agreement by which one Party hereto must give notice to the other Party hereto or perform or fulfill an obligation hereunder is a Calendar Day that is not a Business Day, then the Closing Date or such other date shall be automatically extended to the next succeeding Business Day.
     Section 15.17 Construction. This Agreement shall not be construed more strictly against one Party than against the other Party merely by virtue of the fact that it may have been prepared primarily by counsel for one of the Parties, it being recognized that both Seller and Buyer have contributed substantially and materially to the preparation of this Agreement.

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

SELLER:

5 TORREY HILLS VENTURE, LLC, a California limited liability company

By:	BUIE STODDARD PROPERTIES LLC, a California limited liability company, its Manager

	By	/s/ Robert M. Irish

	Title	President

By

Title

By:	5 TORREY HILLS, LLC, a California limited liability company, its Member

	By	/s/ John B. Campbell

	Title	Member

	By	/s/ Elvina Campbell

	Title	Member

BUYER:

SHIDLER WEST INVESTMENT PARTNERS, LP, a California limited partnership

By:	SWIP, INC., a California corporation, its General Partner

	By	/s/ Matthew Root

	Title	Vice President

CONSENT OF ESCROW HOLDER
     The undersigned Escrow Holder hereby agrees to: (i) accept the foregoing Agreement; (ii) be Escrow Holder under said Agreement; (iii) to make all filings required under Section 6045 of the Internal Revenue Code of 1986, as amended; and (iv) be bound by said Agreement in the performance of its duties as Escrow Holder; provided, however, the undersigned shall have no obligations, liability or responsibility under (a) this Consent or otherwise, unless and until said Agreement, fully signed by the parties, has been delivered to the undersigned, or (b) any amendment to said Agreement unless and until the same is accepted by the undersigned in writing.
     Dated: February 29, 2008

STEWART TITLE GUARANTY

By	/s/ Lynn Babineaux

Title	National Commercial Closing Specialist

FIRST AMENDMENT TO PURCHASE AND CONTRIBUTION AGREEMENT AND
JOINT ESCROW INSTRUCTIONS
     THIS FIRST AMENDMENT TO PURCHASE AND CONTRIBUTION AGREEMENT AND JOINT ESCROW INSTRUCTIONS (“First Amendment”), dated for reference purposes as of the 13th day of March, 2008, by and between SHIDLER WEST INVESTMENT PARTNERS, LP, a California limited partnership (the “Buyer”), and 5 TORREY HILLS VENTURE, LLC, a California limited liability company (the “Seller”), constitutes an amendment to that certain Purchase and Contribution Agreement and Joint Escrow Instructions, dated for reference purposes as of February 27, 2008, by and between Buyer and Seller (the “Purchase Agreement”). Capitalized terms used herein without definition shall have the meaning ascribed to such terms in the Purchase Agreement.
     In consideration of the agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:
     1. Closing Date. Seller has agreed to grant Buyer an option extend the Scheduled Closing Date in accordance with the terms and conditions set forth in this Section 1 hereof. Accordingly, the following provisions shall be added to the end of Section 8.4 of the Purchase Agreement:
“Notwithstanding the foregoing, Buyer shall have the right, exercisable in the sole and absolute discretion of Buyer, to extend the Scheduled Closing Date from April 15, 2008 to April 30, 2008, by delivering written notice to Seller on or before April 14, 2008. In the event Buyer timely delivers such written notice to Seller: (a) Escrow Holder shall cause to be paid to Seller the sum of Two Hundred Fifty Thousand Dollars ($250,000.00) of the Deposit, without the need of any further authorization or consent from Buyer; and (b) the Scheduled Closing Date shall automatically be extended from April 15, 2008, to April 30, 2008, and all references herein to the ‘Scheduled Closing Date’ shall mean April 30, 2008.”
     2. LP Subscription Package. Seller and Buyer have agreed to certain revisions to the Master Registration Rights Agreement which agreement comprises a part of the LP Subscription Package. Accordingly, all references in the Purchase Agreement to the Master Registration Rights Agreement shall mean and refer to the Master Registration Rights Agreement attached hereto as Exhibit “N” and incorporated herein by reference. All references to the LP Subscription Package, shall mean the LP Subscription Package, as amended by this First Amendment.
     3. Cash Purchase Price. The first sentence of Section 2.3 is hereby deleted in its entirety and substituted in lieu thereof with the following:

“The term ‘Cash Purchase Price’ shall mean an amount equal to the difference between the Net Purchase Price and the POP LP Units Consideration.”
          All references in the Purchase Agreement to 60.4238% shall be deemed to refer to the percentage derived from dividing the Cash Purchase Price by the Net Purchase Price.
     4. POP LP Units Consideration. Seller and Buyer have agreed to certain revisions to the POP LP Units Consideration, as follows:
          (a) The second sentence of Section 2.5 is hereby deleted and substituted in lieu thereof with the following:
“The term ‘POP LP Units Consideration’ shall mean an amount equal to Two Million Six Hundred Thousand Seven Hundred Eighty-Eight Dollars ($2,600,788.00).”
          (b) The following provisions shall be added to the end of Section 2.5 of the Purchase Agreement:
“In determining the number of Units comprising the POP LP Units Consideration, Seller and Buyer acknowledge and agree that in the event the above-described calculation for the number of POP LP Units comprising the POP LP Units Consideration does not result in a whole number, and instead includes a fraction of a Unit, then, in such a case: (a) the number of POP LP Units shall be rounded down to the nearest whole number; and (b) the Cash Purchase Price shall be automatically increased by an amount equal to the value of the fractional Unit.”
          (c) All references in the Purchase Agreement to 39.5762% shall be deemed to refer to the percentage derived from dividing the POP LP Units Consideration by the Net Purchase Price.
     5. Costs, Expenses and Prorations. The following Section 11.2(e) is hereby added as a new Section to Article 11 of the Purchase Agreement:
“(e) Cash Purchase Price Adjustments. Seller and Buyer acknowledge and agree that all of the costs, expenses, credits and prorations set forth in Article 11 shall be applied on the closing statement prepared by the Escrow Holder as an adjustment to the Cash Purchase Price in accordance with the terms and conditions of Article 11.”
     6. References. All references in the Purchase Agreement to the “Purchase Agreement” shall mean the Purchase Agreement, as amended by this First Amendment.

     7. Full Force and Effect. Except as expressly provided in this First Amendment, all other terms and conditions of the Purchase Agreement shall remain in full force and effect.
     8. Capitalized Terms. Capitalized terms not separately defined in this First Amendment shall bear the meaning assigned thereto in the Purchase Agreement.
     9. Successors and Assigns. This First Amendment shall be binding upon and inure to the benefit of Buyer and Seller and their respective successors and assigns.
     10. Counterparts. This First Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same agreement.
[Signature page to follow.]

     IN WITNESS WHEREOF, Buyer and Seller have executed this First Amendment as of the date first set forth above.

BUYER:

SHIDLER WEST INVESTMENT PARTNERS, LP, a California limited partnership

By:	SWIP, INC., a California corporation, its General Partner

	By	/s/ Matthew Root

	Title	Vice President

SELLER:

5 TORREY HILLS VENTURE, LLC, a California limited liability company

By:	BUIE STODDARD PROPERTIES LLC, a California limited liability company, its Manager

	By	/s/ Robert M. Irish

	Title	President

By

Title

By:	5 TORREY HILLS, LLC, a California limited liability company, its Member

	By	/s/ John B. Campbell

	Title	Member

	By	/s/ Elvina Campbell

	Title	Member

EXHIBIT “N”
MASTER REGISTRATION RIGHTS AGREEMENT
of
PACIFIC OFFICE PROPERTIES TRUST, INC.
Dated as of March       , 2008
for the benefit of
CERTAIN HOLDERS OF LIMITED PARTNERSHIP UNITS OF
PACIFIC OFFICE PROPERTIES, L.P.
And
CERTAIN HOLDERS OF SHARES OF COMMON STOCK OF
PACIFIC OFFICE PROPERTIES TRUST, INC.

MASTER REGISTRATION RIGHTS AGREEMENT
     THIS MASTER REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is dated as of March       , 2008 by PACIFIC OFFICE PROPERTIES TRUST, INC. (the “Company”) for the benefit of Person(s) (as hereinafter defined) identified from time to time in Schedule 1 to one or more Supplemental Registration Rights Agreements (each, a “Supplement”) substantially in the form of Exhibit A hereto, entered into by the Company and such Persons.
     WHEREAS, the Company is the sole general partner of PACIFIC OFFICE PROPERTIES, L.P. (the “Partnership”), which is engaged in the business of owning, managing, acquiring and developing real estate properties directly and through limited partnerships, limited liability companies, joint ventures and other entities (“Properties”);
     WHEREAS, the Partnership anticipates acquiring from time to time additional Properties or contract rights to acquire Properties or other properties in transactions (the “Contributions”) in which all or a portion of the consideration to be paid by the Partnership will consist of Units (as hereinafter defined);
     WHEREAS, pursuant to the Partnership Agreement (as hereinafter defined) Units are, under certain circumstances, redeemable for common stock of the Company;
     WHEREAS, the Company desires to provide certain registration rights with respect to Shares (as hereinafter defined) for the benefit of Persons receiving Units in connection with Contributions and the successors and assigns of such Persons (collectively, the “Holders”).
     NOW, THEREFORE, the Company for the benefit of the Holders agrees as follows:
     1. DEFINITIONS
     As used in this Agreement, the following terms shall have the meanings set forth in this Section 1:
     “Common Units” shall mean common partnership units of the Partnership.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
     “Holder Group” shall mean the Person(s) identified in Schedule 1 to a Supplement, and their successors and assigns.
     “Junior Units” shall mean junior partnership units of the Partnership.
     “Majority Holders” shall mean, at any time, Holders of Registrable Securities and Units then redeemable for Registrable Securities who, if all such Units were so redeemed, would then hold a majority of the Registrable Securities.

     “Partnership Agreement” shall mean the Limited Partnership Agreement of the Partnership, dated as of March        , 2008, as may be amended or restated from time to time.
     “Person” shall mean any individual, partnership, corporation, trust or entity of any nature.
     “Preferred Units” shall mean preferred partnership units of the Partnership.
     “Prospectus” shall mean a prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any Prospectus Supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and including post-effective amendments, in each case including all material incorporated by reference therein.
     “Prospectus Supplement” shall mean a prospectus supplement to a Prospectus contained in a Shelf Registration Statement that has already been declared effective.
     “Registrable Securities” shall mean the Shares, excluding (i) Shares for which a Registration Statement shall have become effective under the Securities Act and which have been disposed of under such Registration Statement, (ii) Shares sold or otherwise distributed pursuant to Rule 144 under the Securities Act, and (iii) Shares that may be sold without restriction as to volume or manner of sale pursuant to Rule 144 under the Securities Act.
     “Registration Expense” shall mean any and all expenses incident to performance of or compliance with this Agreement by the Company, including, without limitation:
(1)	all SEC, stock exchange, National Association of Securities Dealers, Inc. and other registration, listing and filing fees;

(2)	all fees and expenses incurred in connection with compliance with state securities or “blue sky” laws and compliance with the rules of any stock exchange (including fees and disbursements of counsel in connection with such compliance and the preparation of a “blue sky” memorandum and legal investment survey);

(3)	all expenses of any persons or entities in preparing or assisting in preparing, word processing, printing, distributing, mailing and delivering any Registration Statement, any Prospectus, any transmittal letters, securities sales agreements, securities certificates and other documents relating to the performance of or compliance with this Agreement;

(4)	the fees and disbursements of legal counsel for the Company;

(5)	the reasonable fees and disbursements of a single firm of legal counsel for all Holders;

(6)	the fees and disbursements of the independent registered public accountants retained by the Company;

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(7)	premiums and other costs of policies of insurance of the Company against liabilities arising out of the public offering of the securities being registered; and

(8)	all internal expenses of the Company (including all salaries and expenses of officers and employees performing legal or accounting duties);
provided, however, Registration Expenses shall not include discounts and commissions payable to underwriters, selling brokers, dealer managers or other similar persons or entities engaged in the distribution of any of the securities in the registration.
     “Registration Statement” shall mean a registration statement of the Company and any other entity required to be a registrant with respect to such registration statement pursuant to the requirements of the Securities Act, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.
     “SEC” shall mean the Securities and Exchange Commission.
     “Securities Act” shall mean the Securities Act of 1933, as amended from time to time.
     “Shares” shall mean the shares of common stock of the Company issued to Holders of Units upon redemption or exchange of their Units pursuant to the terms of the Partnership Agreement and those shares otherwise identified on a supplement hereto.
     “Shelf Registration” shall mean a registration required to be effected pursuant to Section 2.a hereof.
     “Shelf Registration Statement” shall mean a registration statement on Form S-3, or any successor form thereto, covering the sale of Registrable Securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC.
     “Units” shall mean, collectively, the Preferred Units, the Junior Units and the Common Units issued to the Holders in connection with the Contributions.
     “WKSI” shall mean a well-known seasoned issuer as defined under Rule 405 of the Securities Act.
     2. REGISTRATION UNDER THE SECURITIES ACT
          a. Filing of Shelf Registration Statement. Provided that such Holder has not elected, by written notice to the Company delivered prior to such date, not to be named therein, and provided the Holder has provided the Company with such information as the Company shall reasonably request, the Company shall, not later than the Required Filing Date (as defined herein) specified in the Supplement to which a Holder is a party, cause to be filed a Shelf Registration Statement or a Prospectus Supplement providing for the resale by such Holder of the Holder’s Registrable Securities in accordance with the terms hereof. If the Company is

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eligible as a WKSI, the Shelf Registration Statement shall use the automatic shelf registration process under Rule 415 and Rule 462 promulgated under the Securities Act. If the Company is not eligible as a WKSI or is otherwise ineligible to utilize the automatic shelf registration process, then the Company shall utilize Form S-3 (or any similar short-form registration statement), if it is then available, and use its commercially reasonable efforts to have the Shelf Registration Statement declared effective as expeditiously as possible. The Company agrees to use its commercially reasonable efforts to keep a Shelf Registration Statement covering the sale of each Holder’s Registrable Securities continuously effective under the Securities Act until such time as the aggregate market value of all outstanding Registrable Securities (assuming for this purpose that all Units then held by Holders were redeemed or exchanged for Shares) is less than $5 million and, subject to Section 3.a(7), further agrees to supplement or amend each Shelf Registration Statement, if and as required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for Shelf Registrations.
          b. Alternate Registration Procedures. If the Company does not file a Shelf Registration pursuant to Section a by the applicable Required Filing Date for any Holder Group (such Holders, the “Affected Holders”, and the Registrable Securities, which were to be included in such Shelf Registration Statement or Prospectus Supplement, the “Affected Securities”), thereafter, the Affected Holders holding (or who would hold, after redemption of Units) a majority of the Affected Securities (and which shall have an aggregate market value of greater than $25 million) shall have the right exercisable by written notice to the Company (“Demand Notice”), to cause the Company to use its commercially reasonable efforts to prepare and file with the SEC a Registration Statement and such other documents, including a Prospectus, as may be necessary in the judgment of both counsel for the Company and the one special counsel selected by the Affected Holders participating in the registration so as to permit a public offering and sale of their respective Affected Securities. Company agrees to prepare and file with the SEC, within one hundred twenty (120) days after it receives a Demand Notice from the Affected Holders, a Registration Statement on any available form covering the sale by the Affected Holders of Affected Securities in accordance with the terms hereof, and, if eligible as a WKSI, shall use the automatic shelf registration process under Rule 415 and Rule 462 promulgated under the Securities Act, and if not eligible as a WKSI or not otherwise eligible to use the automatic shelf registration process, will use its commercially reasonable efforts to cause such Registration Statement to be declared effective by the SEC as soon as reasonably practicable and use its commercially reasonable efforts to keep such Registration Statement continuously effective under the Securities Act for a period of ninety (90) days following its effective date (“Effective Period”); provided, however, that if the Company is eligible to effect the registration on Form S-3, the Effective Period shall be one (1) year. The Company may terminate any such Registration Statement (or, if applicable, be relieved of its obligation to file any such Registration Statement) at such time as any new Shelf Registration Statement shall be available for the purposes set forth in Section a.
          c. Registration of Redemption.
(1)	In lieu of complying with Sections a and b hereof, the Company may, in its sole discretion, elect to file a Registration Statement registering the issuance of Common Shares to one or more Holders if permitted under the

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Securities Act. If the Company so elects, it will use its commercially reasonable efforts to cause such Registration Statement to be declared effective by the SEC as soon as reasonably practicable after filing and to keep such Registration Statement continuously effective under the Securities Act until such time as the aggregate market value of all Shares for which such registrations have been effected and which remain unissued is less than $5 million and the Company shall supplement or amend each such Registration Statement if and as required by the rules, regulations or instructions applicable to the registration form used by the Company for such Registration Statement or by the Securities Act or by any other rules and regulations thereunder. If the Company makes an election under this Section c, it shall be relieved of its obligations under Section 3, other than those contained in Sections 3.a(1)(ii), 3.a(4), 3.a(5), 3.a(6), 3.a(7), 3.a(9), 3.a(10), 3.a(12) and 3.b, which continuing obligations shall be deemed modified as appropriate to apply to the issuance of Shares to Holders.

(2)	Notwithstanding anything to the contrary herein, in order for any Registrable Securities that are issuable upon the exercise of conversion rights, redemption rights, options or warrants to be included in any registration pursuant to Section 2 hereof (including any Units), the exercise of such conversion rights, redemption rights, options or warrants must be effected no later than immediately prior to the closing of any sales under the Registration Statement pursuant to which such Registrable Securities are to be sold such that the Holder is the record holder of the Shares that are the subject to such conversion rights, redemption rights, option or warrants.
     3. REGISTRATION PROCEDURES.
          a. Company Obligations. In connection with the Company’s obligations under Section 2 hereof, the Company shall:
(1)	for each Holder Group, prepare and file with the SEC, within the time period referenced in Section 2 hereof, a Registration Statement or Prospectus Supplement, as appropriate, which Registration Statement or Prospectus Supplement and related Prospectus (i) shall be available for the sale by such Holders of the Registrable Securities attributable to the New Units or New Shares (as defined in the applicable Supplement) in accordance with the intended method or methods of distribution thereof permitted under applicable law and in accordance with the Partnership Agreement as communicated to the Company by such Holders, and (ii) shall comply as to form in all material respects with the requirements of the applicable form required by the SEC to be filed therewith.

(2)	for each Holder Group, (i) promptly prepare and file with the SEC such amendments, post-effective amendments and supplements to the

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applicable Registration Statement, and any Prospectus contained therein, as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement in accordance with the intended method or methods of distribution thereof as communicated to the Company by such Holders, (ii) respond promptly to any comments received from the SEC with respect to the applicable Registration Statement, or any amendment, post-effective amendment or supplement relating thereto, and (iii) otherwise comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the applicable Registration Statement during the applicable period in accordance with the intended method or methods of distribution thereof as communicated to the Company by the applicable Holders. Notwithstanding anything to the contrary contained herein, the Company shall not be required to take any of the actions described in clauses (i) and (ii) above with respect to a Holder unless such Holder shall have provided all information and documents reasonably requested by the Company in connection with such actions.

(3)	furnish to each Holder, without charge, as many copies of each applicable Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder may reasonably request, in order to facilitate the public sale or other disposition of such Holder’s Registrable Securities; the Company consents to the use of such Prospectus, including such preliminary Prospectus, by each such Holder in connection with the offering and sale of the Registrable Securities covered by such Prospectus or the preliminary Prospectus.

(4)	use its commercially reasonable efforts to register or qualify each Holder’s Registrable Securities not later than the First Sale Date specified in the Supplement to which the Holder is a party, under all applicable state securities or “blue sky” laws of such jurisdictions as such Holder shall reasonably request in writing, keep each such registration or qualification effective during the period the applicable Registration Statement is required to be kept effective or during the period offers or sales are being made by such Holder, whichever is shorter, and do any and all other acts and things that may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Holder’s Registrable Securities; provided, however, that the Company shall not be required (i) to qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not be required so to qualify or register but for this Section 3.1(4), (ii) to subject itself to taxation in any such jurisdiction, or (iii) to submit to the general service of process in any such jurisdiction.

(5)	notify each Holder when the applicable Registration Statement has become effective and notify each Holder of Registrable Securities

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promptly and, if requested by such Holder, confirm such advice in writing (i) when any post-effective amendments and supplements to the applicable Registration Statement become effective, (ii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of the applicable Registration Statement or the initiation of any proceedings for that purpose, (iii) if the Company receives any notification with respect to the suspension of the qualification of the Holder’s Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and (iv) of the happening of any event during the period the applicable Registration Statement is effective as a result of which the applicable Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(6)	for each Holder Group, make every commercially reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the applicable Registration Statement at the earliest possible moment.

(7)	cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any Securities Act legend.

(8)	for each Holder, provided that such Holder has provided all information and documents reasonably requested by the Company, upon the occurrence of any event contemplated by Section 3.1(5)(iv) hereof, use its commercially reasonable efforts promptly to prepare and file a supplement or prepare, file and obtain effectiveness of a post-effective amendment to the applicable Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(9)	make available for inspection by the Holders of Registrable Securities and any counsel or accountant retained by such Holders, all financial and other records, pertinent corporate documents and properties of the Company, and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such Holders, counsel or accountant in connection with the applicable Registration Statement; provided, however, that such records, documents or information shall not be disclosed by the representatives, counsel or accountants or used for any purpose other than in connection with this Agreement unless (i) the disclosure of such records, documents or information is necessary to avoid or correct a material misstatement or

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omission in such Registration Statement, (ii) the release of such records, documents or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (iii) such records, documents or information have been generally made available to the public by the Company.

(10)	use its commercially reasonable efforts to cause all Shares to be listed on the principal securities exchange or automated quotation system on which similar securities issued by the Company are then listed (provided that the Company shall not be obligated to obtain any listing that it does not then maintain).

(11)	otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(12)	use its commercially reasonable efforts to cause the Registrable Securities covered by each Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the applicable Holders to consummate the disposition of such Registrable Securities.

(13)	use commercially reasonable efforts to take all other reasonable actions necessary to expedite and facilitate the registration of the Registrable Securities pursuant to the Registration Statement.
          b. Limitation on Company’s Obligations. The Company’s obligations under this Agreement shall be limited as provided in this Section b.
(1)	Notwithstanding anything to the contrary contained in this Agreement or in any Supplement, in the event that (1) the Company’s costs of compliance with the requirements of this Agreement and any Supplement do, or an event occurs that, as soon as it takes effect, will cause the Company’s costs of compliance with the requirements of this Agreement and any Supplement to, increase substantially for reasons beyond the Company’s control and having nothing to do with (w) the failure of the Company to meet the applicable eligibility requirements under the Securities Act in effect as of the date of this Agreement with respect to any Registration Statement required to be filed pursuant to this Agreement, (x) the cost of legal services or other third-party services necessary to enable the Company to satisfy its obligations under the Agreement, (y) general economic conditions (including, without limitation, inflation), or (z) the general financial condition of the Company, and (2) the circumstance described in clause (1) above occurs

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or is ongoing at any time on or after the fifth anniversary of the date of this Agreement, the Company shall be relieved of its obligations under Sections 2 and a(1) through a(13) of the Agreement (and any provision of any Supplement concerning any of such sections), subject to the remaining terms of this Section b. If the Company reasonably and in good faith determines that the preceding sentence is applicable, then the Company shall give written notice thereof to the Holders that hold Units or Registrable Securities at that time (the “Curtailment Notice”), which notice shall explain, in reasonable detail, the circumstances that are causing, or that will cause, the Company to experience a substantial increase in the cost of compliance. If any of such Holders notify the Company in writing during the 60-day period following the date of the Curtailment Notice (the “Notice Period”) that it wishes to sell its Registrable Securities pursuant to the terms of this Agreement, the Company shall honor such request, even if it requires an undertaking by the Company beyond the expiration of the Notice Period, unless any cost to the Company that is not contemplated by the Agreement (i.e., any cost that is contemplated by clause (1) above) would be incurred in doing so. If the Company’s delivery of the Curtailment Notice is due to the occurrence of an event that, as soon as it takes effect, will cause a substantial increase in the Company’s cost of compliance pursuant to clause (1) above, then if the date of the Curtailment Notice is more than 90 days prior to such an event’s effective date, the Notice Period shall be extended to a date 30 days prior to such an event’s effective date. Except as set forth in the succeeding sentence, the Company shall have no obligations under Sections 2 or a(1) through 3.a(13) of this Agreement following the expiration of the Notice Period to any Holder that has not notified the Company during the Notice Period of its desire to sell its Registrable Securities. In addition, the Company hereby agrees to reasonably cooperate with those Holders that continue to hold Units or Registrable Securities following the expiration of the Notice Period so as to enable those Holders to explore alternative methods by which to effect the objectives of the Agreement for their benefit. Notwithstanding anything to the contrary contained in this Section b, the Company shall have no right to terminate any of its obligations under Sections 2 or a(1) through a(13) of the Agreement pursuant to this Section b in the event that any or all of the Holders, prior to the expiration of the Notice Period, enter into an agreement with the Company, reasonably satisfactory to the Company, pursuant to which such Holders shall be obligated to reimburse the Company for the entirety of the increased costs of compliance referenced in clause (1) above.

(2)	The Company may require each Holder of Registrable Securities to furnish to the Company in writing such information regarding the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing.

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(3)	Notwithstanding anything to the contrary contained in this Agreement or in any Supplement, the Company shall have no obligation to enter into any underwriting or other agreement or incur any expenses of counsel, accountants or otherwise, in connection with any underwritten offering by any Holder of its Registrable Securities.
     4. EXPENSES OF REGISTRATION.
     The Company shall pay all Registration Expenses in connection with the filing of any Registration Statement. Each Holder shall pay all underwriting discounts and commissions, brokerage or dealer fees, fees and disbursements of counsel, accountants or other representatives of such Holder and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities, be it pursuant to any Registration Statement, Rule 144 under the Securities Act or otherwise.
     5. RESTRICTIONS ON PUBLIC SALE BY HOLDERS OF REGISTRABLE SECURITIES.
     Each Holder agrees with the Company that:
(1)	If the Company determines, after consultation with counsel, that the filing of a Registration Statement under Section 2 hereof or the use of any Prospectus would require the disclosure of important information, which the Company has a bona fide business purpose for preserving as nonpublic or the disclosure of which would impede the Company’s ability to consummate a significant transaction, upon written notice of such determination by the Company, the rights of the Holders to offer, sell or distribute any Registrable Securities pursuant to a Registration Statement or Prospectus or to require the Company to take action with respect to the registration or sale of any Registrable Securities pursuant to a Registration Statement (including any action contemplated by Section 3 hereof) will be suspended until the date upon which the Company notifies the Holders in writing that suspension of such rights for the grounds set forth in this Section 5(1) is no longer necessary; provided, however, that the Company may not suspend such rights for an aggregate period of more than 90 days in any 12-month period.

(2)	In the case of the registration of any underwritten equity offering proposed by the Company, each Holder agrees, if requested in writing by the managing underwriter or underwriters administering such offering, to any “lock up” or similar arrangement requested by such underwriter during the period commencing on a date day prior to the expected effective date of the Registration Statement covering such underwritten primary equity offering or, if such offering shall be a “take-down” from an effective Shelf Registration Statement, a date prior to the expected commencement date of such offering, and ending on a date, in each case specified by such managing underwriter in such written request to such Holder. Nothing in

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this Section 5(2) shall be read to limit the ability of any Holder to redeem its Units for Shares in accordance with the Partnership Agreement.

(3)	In the event that any Holder uses a Prospectus in connection with the offering and sale of Registrable Securities covered by such Prospectus, such Holder will use only the latest version of such Prospectus provided to it by the Company.

(4)	In connection with and as a condition to the Company’s obligations under Sections 2 and 3 hereof, (i) such Holder will not offer or sell its Registrable Securities under the applicable Registration Statement unless it has received copies of the applicable Prospectus or any supplemented or amended Prospectus contemplated by Section 3.a(1) hereof and receives notice that any post-effective amendment has become effective, (ii) upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.a(5)(iv) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the applicable Registration Statement until such Holder receives copies of the supplemented or amended Prospectus contemplated by Section 3.a(8) hereof and receives notice that any post-effective amendment has become effective, and, if so directed by the Company, such Holder will deliver to the Company (at the expense of the Company) all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice and (iii) such Holder will only sell its Registrable Securities in accordance with the provisions of the Exchange Act and the Securities Act, and the rules and regulations thereunder.
     6. INDEMNIFICATION AND CONTRIBUTION.
          a. Indemnification by the Company. The Company will indemnify each Holder of Registrable Securities and each of its officers, directors, members, shareholders, employees, affiliates, agents, managers and partners (collectively, “Representatives”), and each person controlling such Holder and its Representatives, with respect to which such registration, qualification or compliance has been effected pursuant to Section 2, and each underwriter, if any, and each person who controls any underwriter of the Registrable Securities held by or issuable to such Holder from and against all claims, losses, expenses, damages and liabilities (or actions in respect thereto), joint or several, actions or proceedings (whether commenced or threatened) in respect thereof, and expenses (as incurred or suffered and including, but not limited to, any and all expenses incurred in investigating, preparing or defending any litigation or proceeding, whether commenced or threatened, and the reasonable fees, disbursements and other charges of legal counsel) in respect thereof (collectively “Damages”) arising out of or based on (1) any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement or Prospectus (including any preliminary, final or summary prospectus and any amendment or supplement thereto), offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, (2) any omission (or alleged omission) to state therein a material

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fact required to be stated therein or necessary to make the statements therein not misleading, and (3) any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance. Notwithstanding the foregoing, the indemnity agreement contained in this Section shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld). Further notwithstanding the foregoing, the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon (x) the Company’s reliance on an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Holder, any such underwriter or any such controlling person in writing specifically for use in such Registration Statement or Prospectus, (y) such Holder’s or underwriter’s failure to deliver a copy of the prospectus or any amendments or supplements thereto after the Company has furnished such holder the number of copies of the same reasonably requested by such holder or underwriter, or (z) any violation or alleged violation by such Holder or such underwriter of the Securities Act, the Securities Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Securities Exchange Act or any state securities law.
          b. Indemnification by each Holder. Each Holder will, severally and not jointly, if Registrable Securities held by or issuable to such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its Representatives, each underwriter, if any, of the Company’s securities covered by such a Registration Statement, each person who controls the Company within the meaning of the Securities Act, and each other such Holder, each of its Representatives and each person controlling such Holder, against damages arising out of or based on (1) any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, Prospectus, offering circular or other document, (2) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (3) any violation by such Holder of the Securities Act, the Securities Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Securities Exchange Act, or any state securities law in connection with the offering covered by such Application, in each case of (1) and (2) to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, Prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder specifically for use therein; provided, however, the total amount for which any Holder shall be liable under this Section b shall not in any event exceed the aggregate net proceeds received by such Holder from the sale of Registrable Securities held by such Holder in such registration. Notwithstanding the foregoing, the indemnity agreement contained in this Section shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld).
          c. Notice of Claims. Each party entitled to indemnification under this Section c (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual

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knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided, further, that the failure of any Indemnified Party to give notice as provided herein, shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in actual material detriment to the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation or which contains any admission of wrongdoing by such Indemnified Party.
          d. Contribution. In order to provide for just and equitable contribution in any case in which either: (i) any Person makes a claim for indemnification pursuant to this Section d but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section d provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such Person in circumstances for which indemnification is provided under this Section 6; then, and in each such case, the Indemnifying Party and Indemnified Party will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Indemnifying Party and the Indemnified Party are responsible for the portion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party, respectively, in connection with the statements, omissions or violations which resulted in such Damages, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and Indemnified Party on the one hand and the Indemnifying Party on the other shall be determined by reference to, among other things, whether any action taken, including any untrue or alleged untrue statement of a material fact, or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. If, however, the foregoing allocation is not permitted by applicable law, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the Indemnifying Party and the Indemnified Party as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section d were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in this Section d. The amount paid or payable by a party as a result of any claim referred to in this Section d shall be deemed to include, subject to the limitations set forth in Section c, any legal or other fees, costs or expenses reasonably incurred by such party in connection with any investigation or proceeding. Notwithstanding anything in this Section d to the contrary, no Indemnifying Party (other than the Company) shall be required pursuant to this Section d to contribute any amount in excess of the net proceeds received by such Indemnifying Party from the sale of the Registrable Securities sold by such Indemnifying Party pursuant to the

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Registration Statement giving rise to such claims, less all amounts previously paid by such Indemnifying Party with respect to such claims. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     7. PARTICIPATION IN REGISTRATIONS.
          a. Cooperation. No Holder may participate in any registration hereunder unless such Holder cooperates with the Company as reasonably requested by the Company in connection with the preparation of the Registration Statement, and for so long as the Company is obligated to file and keep effective the Registration Statement, provides to the Company, in writing, for use in the Registration Statement, all such information regarding such Holder and its plan of distribution of the Registrable Securities as may be reasonably necessary to enable the Company to prepare the Registration Statement and Prospectus covering the Registrable Securities, to maintain the currency of and effectiveness thereof and otherwise to comply with all applicable requirements of law in connection therewith.
          b. Immediate Discontinuance. Each Holder that is participating in any registration hereunder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.a(5)(ii)-(iv) above, such Person will immediately discontinue the disposition of its Registrable Securities pursuant to the registration statement until such Holder’s receipt of the copies of a supplemented or amended prospectus as contemplated by such Section 3.1(h).
          c. Prompt Notice. Each Holder participating in any registration hereunder agrees to notify the Company promptly, but in any event within forty-eight (48) hours, after the date on which any Registrable Securities owned by such Holder have been sold by such Holder pursuant to such registration, if such date is prior to the termination of the effectiveness of such registration statement.
          d. Regulation M Restrictions. Each Holder agrees not to effect any public sale or distribution of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, unless such sale or distribution complies with Regulation M under the Securities Exchange Act.
          e. Prospectus Delivery. Each Holder participating in any registration hereunder shall comply, and shall use its commercially reasonable efforts to cause its representatives and agents to comply, in all material respects with the applicable Prospectus delivery requirements of the Securities Act in connection with any sale pursuant to such registration.
     8. MISCELLANEOUS.
          a. Rule 144 Sales. The Company covenants that it will file the reports required to be filed by the Company under the Securities Act and the Exchange Act, so as to enable any Holder to sell Registrable Securities pursuant to Rule 144 under the Securities Act. In connection with any sale by any Holder of any Registrable Securities pursuant to and in compliance with Rule 144 under the Securities Act, the Company shall cooperate with such

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Holder to facilitate the timely preparation and delivery after such sale of stock certificates not bearing any Securities Act legend.
          b. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the Company and Holders constituting Majority Holders. Notice of any amendment, modification or supplement to this Agreement adopted in accordance with this Section b shall be provided by Company to each holder of Registrable Securities or Units redeemable for Registrable Securities at least ten (10) days prior to the effective date of such amendment, modification or supplement.
          c. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, telecopier or any courier guaranteeing overnight delivery, (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section c, which address initially is, with respect to each Holder, the address set forth in the Partnership Agreement, or (ii) if to the Company, at 233 Wilshire Blvd., Suite 830, Santa Monica, California, 90401, Attention: Corporate Secretary.
     All such notices and communications shall be deemed to have been duly given: at the time delivered, by hand, if personally delivered; three (3) business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; or at the time delivered if delivered, by an air courier guaranteeing overnight delivery.
          d. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the Company and the Holders, including without limitation and without the need for an express assignment, subsequent Holders. If any successor, assignee or transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be entitled to receive the benefits hereof and shall be conclusively deemed to have agreed to be bound by all of the terms and provisions hereof.
          e. Headings. The headings in this Agreement are for the convenience of reference only and shall not limit or otherwise affect the meaning hereof.
          f. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland without reference to principles of conflicts of law. The parties: (x) agree that any suit, action or legal proceeding relating to this Agreement shall be brought exclusively in the United States District Court of Maryland, if federal jurisdiction is available, and, otherwise, in any state court located in such state; (y) consent to the jurisdiction of each such court in any such suit, action or proceeding; and (z) waive any objection which they may have to the laying of venue in any such suit, action or proceeding in either such court. Further, the parties hereby consent and submit to the personal jurisdiction of the Maryland courts, both state and federal, and hereby waive any and all objections now or hereafter existing to personal jurisdiction of said courts over them. The parties

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waive, to the extent permitted under applicable law, any right they may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this section.
          g. Specific Performance. The Company and the Holders acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that the Company and each Holder, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of another under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction.
          h. Binding Effect. This Agreement and each and every term, covenant and condition thereof, including all restrictions herein contained upon the sale, transfer, assignment or other disposition or encumbrance of stock, shall be binding upon and inure to the benefit of the transferees, legatees, donees, heirs, executors, administrators, personal representatives, successors and permitted assigns of each of the parties.
          i. Severability. The invalidity or unenforceability of any provision hereof shall not in any way affect the validity or enforceability of any other provision.
          j. Adjustments Affecting Registrable Securities. The Company agrees that it shall not effect or permit to occur any combination or subdivision of shares which would adversely affect the ability of the Holder of any Registrable Securities to include such Registrable Securities in any registration contemplated by this Agreement or the marketability of such Registrable Securities in any such registration.
          k. No Inconsistent Agreements. The Company will not hereafter enter into any agreement which is inconsistent with the rights granted to the Holders in this Agreement.
          l. Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
          m. Time of the Essence. Time is of the essence of this Agreement.
          n. Counterparts. This Agreement may be executed in any number of identical counterparts, any of which may contain the signatures of less than all parties, and all of which together shall constitute a single agreement.
          o. Fax Signatures. Any signature page hereto delivered by a fax machine or telecopy machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party that requests it.

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          p. Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Any reference to any federal, state, local or foreign statute or law, statute, rule or regulation will be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise, and any amendment or successor thereto. The use of the word “including” and similar expressions means “including without limitation” and unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” shall not be exclusive. Unless otherwise noted, all references to sections, exhibits and schedules are to sections, exhibits and schedules to this Agreement. All references to this Agreement shall include the Supplements. All words used in this Agreement shall be construed to be of such gender or number as the circumstances require. The parties hereto intend that each representation, warranty and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party has not breached shall not detract from or mitigate the fact that such party is in breach of the first representation, warranty or covenant. All references to agreements hereunder include all exhibits and schedules to such agreements and shall mean such agreements as they may be amended, restated, supplemented or otherwise modified from time to time.
[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

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     IN WITNESS WHEREOF, the undersigned has executed this Master Registration Rights Agreement as of the date first above written.

PACIFIC OFFICE PROPERTIES TRUST, INC.

By:
Name:
Title:

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SUPPLEMENTAL REGISTRATION RIGHTS AGREEMENT
     THIS SUPPLEMENTAL REGISTRATION RIGHTS AGREEMENT (the “Supplement”) is supplemental to that certain Master Registration Rights Agreement (the “Agreement”), dated as of [                    ], 2008, of PACIFIC OFFICE PROPERTIES TRUST, INC. (the “Company”), and is made as of [                    ], by and among the Company and the other Persons executing this Supplement (the “New Holders”). Capitalized terms used herein without definition shall have the meanings set forth in the Agreement.
     1. Status as Holders. From and after the date hereof, the New Holders shall be deemed to be Holders under the Agreement with respect to the Units identified on Schedule 1 hereto (the “New Units”) or the Shares identified on Schedule 1 hereto (the “New Shares”).
     2. Certain Definitions. When used with respect to the New Units or New Shares or the Holders of the New Units or the New Shares, the following terms used in the Agreement shall have the indicated meanings:
First Sale Date: [                                        ], 2010.
Required Filing Date: [                                        ], 2010.
     3. Effect of Other Supplements. Unless otherwise explicitly set forth therein, the New Holders shall not have any rights under any other supplemental registration rights agreement or similar agreement entered into by the Company pursuant to the Agreement.
     This Supplement together with the Agreement is intended by the parties to be a complete and exclusive statement of the agreement and understanding of the parties in respect of the subject matter contained herein and therein. This Supplement together with the Agreement supersedes all prior agreements and understandings of the Company and the New Holders with respect to such subject matter.
     IN WITNESS WHEREOF, the parties hereto have executed this Supplement as of the date set forth above.

PACIFIC OFFICE PROPERTIES TRUST, INC.

By:
Name:
Title:

Insert signature blocks for Holders

A- 1

[SCHEDULE 1 TO BE ATTACHED]

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SECOND AMENDMENT TO PURCHASE AND CONTRIBUTION AGREEMENT AND
JOINT ESCROW INSTRUCTIONS
     THIS SECOND AMENDMENT TO PURCHASE AND CONTRIBUTION AGREEMENT AND JOINT ESCROW INSTRUCTIONS (“Second Amendment”), dated for reference purposes as of the 20th day of March, 2008, by and between SHIDLER WEST INVESTMENT PARTNERS, LP, a California limited partnership (the “Buyer”), and 5 TORREY HILLS VENTURE, LLC, a California limited liability company (the “Seller”), constitutes an amendment to that certain Purchase and Contribution Agreement and Joint Escrow Instructions, dated for reference purposes as of February 27, 2008, by and between Buyer and Seller (the “Original Purchase Agreement”), as amended by that certain First Amendment to Purchase and Contribution Agreement and Joint Escrow Instructions, dated for reference purposes as of March 13, 2008, by and between Buyer and Seller (the “First Amendment”) (the Original Purchase Agreement and First Amendment are hereinafter collectively referred to as the “Purchase Agreement”).
     In consideration of the agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:
     1. Conditions to Obligations of Buyer. The following provisions shall be added as a new Section 8.1(q) to the Purchase Agreement:
“Termination of Master Leases. Seller shall have caused: (i) Buie Torrey Hills LLC, a California limited liability company (the “First Floor Master Lessee”), to terminate that certain Torrey Hills Corporate Centre Lease, by and between Seller and First Floor Master Lessee, pursuant to Section 17(d) of the First Floor Master Lease; and (ii) 5 Torrey Hills LLC, a California limited liability company (the “Second Floor Master Lessee”), to terminate that certain Torrey Hills Corporate Centre Lease, by and between Seller and Second Floor Master Lessee, pursuant to Section 17(d) of the Second Floor Master Lease.
     2. Estoppel Certificates. Seller and Buyer have agreed to certain revisions to the form of Tenant Estoppel Certificate and Landlord Estoppel Certificate attached to the Original Purchase Agreement. Accordingly, all references in the Purchase Agreement to the Tenant Estoppel Certificate shall mean and refer to the form of Tenant Estoppel Certificate attached hereto as Exhibit “H” and incorporated herein by reference. All references in the Purchase Agreement to the Landlord Estoppel Certificate shall mean and refer to the form of Landlord Estoppel Certificate attached hereto as Exhibit “I” and incorporated herein by reference.
     3. Schedule 9.8. All references in the Purchase Agreement to Schedule 9.8 shall mean and refer to the Schedule 9.8 attached hereto and incorporated herein by reference.
     4. References. All references in the Purchase Agreement to the “Purchase Agreement” shall mean the Purchase Agreement, as amended by this Second Amendment.

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     5. Full Force and Effect. Except as expressly provided in this Second Amendment, all other terms and conditions of the Purchase Agreement shall remain in full force and effect.
     6. Capitalized Terms. Capitalized terms not separately defined in this Second Amendment shall bear the meaning assigned thereto in the Purchase Agreement.
     7. Successors and Assigns. This Second Amendment shall be binding upon and inure to the benefit of Buyer and Seller and their respective successors and assigns.
     8. Counterparts. This Second Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same agreement.
[Signature page to follow.]

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     IN WITNESS WHEREOF, Buyer and Seller have executed this Second Amendment as of the date first set forth above.

BUYER:

SHIDLER WEST INVESTMENT PARTNERS, LP, a California limited partnership

By:	SWIP, INC., a California corporation, its General Partner

	By	/s/ Jim Ingebritsen

	Title	Chief Financial Officer

SELLER:

5 TORREY HILLS VENTURE, LLC, a California limited liability company

By:	BUIE STODDARD PROPERTIES LLC, a California limited liability company, its Manager

	By	/s/ Robert M. Irish

	Title	President

By

Title

By:	5 TORREY HILLS, LLC, a California limited liability company, its Member

	By	/s/ John B. Campbell

	Title	Member

	By	/s/ Elvina Campbell

	Title	Member

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